UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Shutterfly, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SHUTTERFLY INC

2015 SPECIAL MEETING PROXY STATEMENT

2015

November 18, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Special Meeting of Stockholders of Shutterfly, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 on December 18, 2015, at 9:30 a.m. local time.

All stockholders of record of our outstanding shares of Common Stock at the close of business on November 17, 2015 are entitled to vote at the meeting.

Your vote is important! Whether or not you plan to attend the Special Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or by mailing the completed proxy card. Mailing your completed proxy card or using the telephone or Internet voting systems will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement.

Thank you for your continued support of Shutterfly. We look forward to seeing you at the meeting.

Sincerely,

Jeffrey T. Housenbold
Chief Executive Officer and President

SHUTTERFLY, INC.

2800 Bridge Parkway
Redwood City, California 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 18, 2015

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the 2015 Special Meeting of Stockholders of Shutterfly, Inc., a Delaware corporation, will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 on December 18, 2015, at 9:30 a.m., local time, for the following purpose:

1.  To approve the Shutterfly, Inc. 2015 Equity Incentive Plan.

This item of business is more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors unanimously recommends that you vote FOR the approval of our 2015 Equity Incentive Plan as described in Proposal 1.

Our stockholders of record at the close of business on November 17, 2015 are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described on the proxy card.

By Order of the Board of Directors

Jeffrey T. Housenbold
Chief Executive Officer and President

Redwood City, California

November 18, 2015

This Notice and accompanying Proxy Statement will be distributed to stockholders beginning on or about November 18, 2015.

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YOUR VOTE IS VERY IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY CARD OR FOLLOW THE ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON DECEMBER 18, 2015

The Company’s Proxy Statement for the Special Meeting is available at http://ir.shutterfly.com/annuals.cfm.

PROXY STATEMENT

SHUTTERFLY, INC.

2800 Bridge Parkway

Redwood City, California 94065

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I being provided with these materials?

We have distributed these proxy materials to you beginning on or about November 18, 2015 in connection with the solicitation by the Board of Directors (the “Board”) of Shutterfly, Inc. (the “Company,” “Shutterfly,” “we,” “us,” or “our”) of proxies to be voted at our Special Meeting of Stockholders to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on December 18, 2015 (the “Special Meeting”), and at any postponements or adjournments of the Special Meeting. If at the close of business on November 17, 2015 you were a stockholder of record or held shares of Shutterfly common stock (“shares”) through a broker, bank or other nominee, you are invited to vote your shares and attend the meeting.

What proposals will be voted on at the Special Meeting?

There is one proposal scheduled to be voted on at the Special Meeting:

●	Approval of our 2015 Equity Incentive Plan.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	FOR the approval of our 2015 Equity Incentive Plan.

Our Board, upon the recommendation of the Compensation Committee, unanimously approved the Shutterfly, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), subject to approval by our stockholders at the Special Meeting. The 2015 Plan would replace the Shutterfly, Inc. 2006 Equity Incentive Plan and would apply to awards granted after the Special Meeting. We have designed the 2015 Plan to reflect our commitment to having best practices in both compensation and corporate governance. The 2015 Plan authorizes 1.4 million new shares for grant, which is necessary to continue our company-wide equity compensation program

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for 2016. In addition, none of the newly authorized shares will be granted to our CEO. For more information about the 2015 Plan and Proposal 1, see Proposal 1: Approval of our 2015 Equity Incentive Plan in this Proxy Statement.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on November 17, 2015 (the “Record Date”) will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 35,274,767 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete, sign and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank or other nominee rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other nominee. The broker, bank, or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting.

As a beneficial owner, you have the right to instruct your broker, bank, or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank, or other nominee.

Does my vote matter?

YES! We are required to obtain stockholder approval of our 2015 Equity Incentive Plan. Each share of common stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval, a “quorum” of stockholders (a majority of the issued and

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outstanding shares entitled to vote at the meeting) must be represented at the Special Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Special Meeting and solicit additional proxies. This is an expensive and time-consuming process, and in the past only a few stockholders have spent the time or money to attend stockholder meetings in person. Voting by proxy is important for us to obtain a quorum, hold the meeting and complete the stockholder vote.

How do I vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card. To use an alternative voting procedure, follow the instructions on each proxy card that you receive.

For the approval of our 2015 Equity Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the Internet or by telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the meeting and vote in person. If you vote in person, your previously submitted proxy will be disregarded.

●	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

●	To vote using the proxy card, complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

●	To vote over the Internet, go to http://www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

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●	To vote by telephone, dial 1-800-690-6903 using any touch-tone telephone and follow the instructions to transmit your voting instructions. You will need your proxy card to be able to transmit your voting instructions by telephone.

Please have your proxy card in hand when you vote over the Internet or by telephone. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on December 17, 2015. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Special Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction card and voting instructions with a copy of the Company’s proxy materials from your broker, bank, or other nominee rather than from us. To ensure that your vote is counted, complete and mail the voting instruction card provided by your broker, bank, or other nominee. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other nominee. Follow the instructions from your broker, bank, or other nominee included with the Company’s proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

How many votes do I have?

On the matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on November 17, 2015, the Record Date for the Special Meeting.

Who counts the votes?

Broadridge Financial Services (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record as of November 17, 2015, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, bank or other agent, your broker, bank or other agent returns one proxy card to Broadridge on behalf of all its clients.

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What does it mean if I receive more than one set of proxy materials?

This means you hold shares of our common stock in more than one way. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all the shares you own, you must either complete, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card but you do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	you may submit another properly completed proxy with a later date;

●	you may send a written notice that you are revoking your proxy to Shutterfly Legal at 2800 Bridge Parkway, Redwood City, California 94065; or

●	you may attend the Special Meeting and give notice to the Inspector of Elections that you intend to vote your shares in person.

If you are the beneficial owner of shares held in street name by your broker, bank, or other nominee, then you should follow the instructions they provide on how to vote the shares in your account.

Only the latest validly executed proxy that you submit will be counted.

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How are votes counted?

Brokers, banks and other agents who hold shares for the accounts of their clients may vote such shares either as instructed by their clients or in the absence of such instruction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the NASDAQ Stock Market are permitted to vote their clients’ proxies in their own discretion as to certain routine proposals.

Where a proposal is not routine, such as the approval of our 2015 Equity Incentive Plan, a broker does not have discretion to vote its clients’ uninstructed shares. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares are considered present for purpose of determining whether or not a quorum is present, but are not considered shares entitled to vote or votes cast on a particular proposal, and are not taken into account in determining the outcome of non-routine proposals.

Because brokers cannot vote uninstructed shares on behalf of their customers for “non-routine” matters, such as the approval of our 2015 Equity Incentive Plan, it is more important than ever that stockholders vote their shares. If you do not vote your shares, you will not have a say in these important issues to be presented at the Special Meeting.

Abstentions are shares present at the meeting that are voted “ABSTAIN” on any particular proposal. Abstentions are counted for the purpose of determining whether a quorum is present, but are not considered votes cast “FOR” or “AGAINST” a particular proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the Record Date are represented by stockholders present at the meeting or by proxy. At the close of business on the Record Date, there were 35,274,767 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 17,637,384 shares must be represented by stockholders present at the meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

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What are the voting requirements to approve the proposal?

The approval of our 2015 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock entitled to vote that are present in person or represented by proxy at the Special Meeting and that are voted “FOR” or “AGAINST” the matter. Abstentions are not counted as votes “FOR” or “AGAINST” this particular proposal and, therefore, have no effect on the outcome of the vote on this proposal. Broker non-votes, if any, are not considered shares entitled to vote on this proposal, and therefore, will have no effect on the outcome of the vote on this proposal.

Who is soliciting my proxy and paying for this proxy solicitation?

The Board of Directors is soliciting your proxy to vote and we will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding shares of our common stock beneficially owned by others in street name so that they may forward these proxy materials to the beneficial owners.

We have retained the services of MacKenzie Partners, Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. MacKenzie Partners, Inc. may conduct this proxy solicitation by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise.

In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Solicitations may also be made by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, our investor relations website, or otherwise by directors, officers, and other employees of Shutterfly, but we will not additionally compensate its directors, officers, or other employees for these services.

How can I find out the results of the voting at the Special Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the day the Special Meeting ends. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days after the day final results are available.

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How do I attend the Special Meeting and vote in person?

You are cordially invited to attend the Special Meeting to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on December 18, 2015, at 9:30 a.m., local time. Attendance at the Special Meeting will be limited to Shutterfly stockholders as of the close of business on November 17, 2015 (the Record Date). It is important that you let us know in advance whether you plan to attend the meeting by marking the appropriate box on your proxy card, or, if you vote by telephone or Internet, indicating your plans when prompted. You will be required to check-in and register before being admitted to the meeting. Check-in and registration will begin promptly at 8:30 a.m., local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. Admission will be on a first-come, first-served basis. Please allow ample time for check-in. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Cameras, recording devices, and other electronic devices, such as smart phones, will not be permitted at the meeting. Photography is prohibited at the meeting. Please also do not bring large bags or packages to the meeting.

Each stockholder should be prepared to present valid photo identification, such as a driver’s license or passport and stockholders holding their shares through a broker will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their stock ownership prior to November 17, 2015, a copy of the voting instruction card provided by their broker, bank, trustee or nominee or similar evidence of ownership.

If you are a stockholder of record and wish to vote in person, we will provide you with a ballot to use to vote at the meeting. If you are a beneficial owner, like a vast majority of our stockholders, and hold shares through a broker, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described in the Proxy Statement so that your vote will be counted if you later decide not to attend the meeting.

When are stockholder proposals for the 2016 Annual Meeting due?

To be considered for inclusion in next year’s annual meeting proxy materials, a stockholder proposal must be submitted in writing to Shutterfly Legal at 2800 Bridge Parkway, Redwood City, California 94065 no later than January 13, 2016. If you wish to submit a proposal for consideration at our 2016 Annual Meeting but not for inclusion in our proxy statement for that meeting, your proposal must

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be submitted in writing to the same address no earlier than February 27, 2016 and no later than March 29, 2016. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

PROPOSAL NO. 1:

APPROVAL OF OUR 2015 EQUITY INCENTIVE PLAN

Proposal

Introduction

Our Board, upon the recommendation of the Compensation Committee, unanimously approved the Shutterfly, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), subject to approval by our stockholders at the Special Meeting. The 2015 Plan would replace the Shutterfly, Inc. 2006 Equity Incentive Plan (“2006 Plan”) and would apply to awards granted after the Special Meeting. We have designed the 2015 Plan to reflect our commitment to having best practices in both compensation and corporate governance. The 2015 Plan includes an increase in our shares available for grant by 1.4 million, or 4.0% of current common shares outstanding. Approval of the 2015 Plan is necessary to continue our company-wide equity compensation program for 2016. We plan to reduce our equity burn-rate in 2016 while remaining competitive with our peers (Chart 1). Aggregate potential dilution from equity compensation plans, which reflects the sum of outstanding awards and shares authorized for future grant, after approval of the 2015 Plan is also conservative versus our peer group (Chart 2).

The Bay Area technology market in which we operate is highly competitive for talent at all levels of our organization. Equity compensation is a critical component of our compensation program. If stockholders do not approve the 2015 Plan, then we believe the Company will be at a competitive disadvantage within our industry. In addition, in response to concerns voiced by stockholders over the compensation provided to our Chief Executive Officer (CEO), none of the newly authorized 1.4 million shares under the 2015 Plan will be granted to the CEO. We intend to grant a 2016 equity award to the CEO using shares that currently remain or hereafter become available under our prior 2006 Plan, which will automatically be added to the 2015 Plan. Our Board believes that the 2015 Plan is essential to our success and in motivating executives and other employees to strive to enhance our growth and profitability. Therefore, the Board urges you to vote to approve the 2015 Plan.

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Chart 1: Burn-Rate versus Peer Companies*	Chart 2: Potential Dilution versus Peer Companies*

Equity Compensation Annual Burn-Rate	Aggregate Potential Dilution From Equity Compensation Plans

*	Peer group approved by the Compensation Committee during 2015 consists of Blue Nile, Box, Cimpress NV, Coupons, Etsy, GoDaddy, GoPro, Groupon, GrubHub, HomeAway, Pandora Media, Retail Me Not, Shutterstock, Stamps.com, TiVo, TrueCar, Web.com, WebMD Health, Yelp, Zillow, zulily, Zynga. For additional calculation details see “Historical Equity Award Granting Practices” and “Expected Dilution.”

Purpose of the 2015 Plan

Equity compensation is fundamental to our compensation philosophy and core objectives of pay for performance, sustaining and strengthening the business, and aligning employees with stockholders.

Pay for Performance	We pay for performance. A substantial portion of our employees’ compensation is provided as equity. In addition, for our most senior leaders, at least half of equity compensation is granted with performance-based vesting conditions, further tying compensation to achievement of performance objectives that we believe are correlated with sustainable value creation for our stockholders. We believe that the equity awards provided to employees, and the potential these awards hold for appreciation through an increase in our stock price, fully support our pay-for-performance philosophy and provide further incentive for our employees to focus on creating long-term stockholder value.

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Sustain and Strengthen the Business	We operate in a highly competitive industry and our results are largely attributable to the talents, expertise, efforts, and dedication of our employees. Our compensation program is the primary means by which we attract and recruit new employees, as well as retain our most experienced and skilled employees.

Align Employees with Stockholders	A key element of our compensation philosophy and objectives is to align our employees’ interests with the interests of our stockholders. Our use of equity compensation creates an ownership culture that links employees’ interests with our stockholders and our Company’s long-term results, performance, and financial strength.

Shares Available under the 2015 Plan

Based on our historical grant practices, in the event that the proposal is not approved, we do not anticipate that we can complete our regular company-wide focal equity award grant planned for February 2016. Without a stockholder-approved equity plan, we would be reliant on cash-settled awards as our sole method of incentive-based compensation. We believe this would not be in our stockholders’ best interests as it would remove incentives aligning our employees and our senior leaders with stockholders to drive firm-wide performance and create long-term stockholder value.

As of November 1, 2015, we had 170,627 shares available for grant under our existing 2006 Plan. During 2013, 2014, and 2015, we granted approximately 1.3 million, 1.3 million, and 1.5 million shares, respectively, as part of our regular grant program to employees and non-employee directors (excluding new hires) and intend to grant 1.2 million shares in the regular grant program for 2016. Therefore, the additional 1.4 million shares for which we are seeking approval is necessary in order to allow us to continue our compensation program using the same mix of cash and equity as we have in recent annual grants and which we believe have generated superior stockholder value.

Exclusion of CEO from receiving shares under the 2015 Plan

To address concerns raised by stockholders at our 2015 annual stockholder meeting and based on input from management and advice of the Compensation Committee’s outside compensation consultant, the Board

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has decided and our CEO has agreed, that none of the new 1.4 million shares that are the subject of this proposal will be used for equity awards for our CEO. We believe this decision highlights our commitment to use equity responsibly and to reserve it for our other employees who drive the success of our organization. In order to provide our CEO his annual equity grant in 2016, we will use only shares that remain or hereafter become available for grant under the 2006 Plan, which will be automatically added to the new 2015 Plan. Furthermore, as previously disclosed, we have pledged to reduce the 2016 CEO grant value by 48% as compared to the 2015 grant value. This marks a reduction in grant value from $15.5 million to $8.0 million. The CEO’s 2016 equity grant will be comprised of 60% performance-based stock awards and 40% time-based stock awards.

Historical Equity Award Granting Practices

The Compensation Committee actively administers our equity compensation program and has managed our burn rate lower since 2012. Although burn rate is just one factor that we believe stockholders should consider when assessing the 2015 Plan, we believe that our burn rate is reasonable in light of market conditions in Silicon Valley and substantial hiring. We believe we have been disciplined and have maintained sound equity compensation practices in light of our compensation philosophy and objectives.

The rate at which a company grants equity compared to the number of outstanding shares of company stock is referred to as the company’s “burn rate.” Burn rate is a direct measure of how a company utilizes the share reserves that are approved by stockholders. We calculate burn rate by dividing (a) the adjusted number of shares subject to equity awards granted during the period by (b) the weighted average basic common shares outstanding during the period. Our burn rate for all equity awards has declined from 14.3% in 2012 to 9.8% in 2014. Further, new-hire awards have accounted for an average of 35% of grants during the past three fiscal years. For 2016, we anticipate granting a total of 1.4 million shares, which represents a burn-rate of 7.5%.

The following table provides an overview of our grant history during the past three completed fiscal years and 2015 grants as of November 1, 2015.

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	2012	2013	2014	2015 through 11/1/15	2016 Anticipated
Annual Equity Grants
Ongoing Employee & Board of Director Stock Awards	1,606,225	1,302,220	1,257,519	1,506,663	1,150,000
New-Hire Stock Awards	959,953	694,066	632,400	627,950	250,000
Total Awards	2,566,178	1,996,286	1,889,919	2,134,613	1,400,000
Adjusted Total Awards (Stock Awards x 2.0)(1)	5,132,356	3,992,572	3,779,838	4,269,226	2,800,000
Weighted Average Common Shares Outstanding	35,826,000	37,680,000	38,452,000	37,291,000	37,291,000
Burn Rate(a)	14.3%	10.6%	9.8%	11.4%	7.5%
Burn Rate excluding New Hires	9.0%	6.9%	6.5%	8.1%	6.2%

(1)	For purposes of calculating our burn rate, we treat each full-value stock award as 2.0 shares and each option as 1.0 share.

Our anticipated burn rate for 2016 is equal to the 75th percentile of the peer group approved by our Compensation Committee. The peers are primarily other Bay Area software companies of similar size to Shutterfly. The peer group data was compiled by Frederic W. Cook & Co., Inc. (“FW Cook”), the independent compensation consultant to the Compensation Committee of our Board of Directors, based on publicly available data as of September 30, 2015. We note that Institutional Stockholder Services (“ISS”) uses the broad retail sector as the benchmark for assessing our burn rate. Although Shutterfly is classified in a narrow sub-industry of the retail sector (“Internet & Catalog Retail”), we do not believe the broad retail sector is the appropriate frame of reference for assessing our equity compensation practices. Retail companies tend to place more emphasis on cash compensation than technology companies like Shutterfly, and therefore exhibit lower equity burn-rates. We continually evaluate the competitiveness of our compensation program on a holistic basis and believe our use of equity compensation is competitive with the companies with which we compete for talent.

Burn-Rate
Peer Group 3-Year Average Burn Rate(1)
75th Percentile	7.5%
Median	5.5%
25th Percentile	4.8%
Shutterfly 2012-14Average	11.6%
Shutterfly 2016Anticipated	7.5%

(1)	Data for peers generally reflect fiscal years ended December 31, 2014, 2013, and 2012.

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Expected Dilution

We recognize that some stockholders focus on the potential dilutive effect of a company’s equity plan. Aggregate potential dilution is intended to be a measure of the total potential stockholder dilution posed by an equity plan, which we calculate on a “fully-diluted” basis by dividing (a) outstanding equity grants plus shares available for future grant, by (b) the total common shares outstanding plus outstanding equity grants plus shares available for future grants.

Based on the total number of outstanding unvested equity awards and potential future awards under our existing equity plan and the number of shares of common stock that are issued and outstanding as of November 3, 2015, the total of the potential stockholder dilution resulting from issuing all shares authorized under the 2015 Plan, if approved, would be 14.0%. This potential dilution is below the 25th percentile of our peer group, based on calculations generally reflecting information as of our peer companies’ 2014 fiscal year-ends, the most recent period for which complete information is publicly available for most of our peers.

Below is a summary of the potential dilution associated with the proposed 2015 Plan. The shares listed in the table are as of November 1, 2015.

Share Allocation & Potential Dilution from Incentive Plan
Requested Shares	1,400,000
Shares Already Available for Issuance Under the 2006 Incentive Plan(1)	170,627
Issued but Unvested Stock Awards and Unexercised Stock Options	4,139,647
Total Potential Unvested or Unexercised Equity Awards	5,710,724
Common Shares Issued and Outstanding(2)	35,136,469
Total Shares(3)	40,876,743
Potential Dilution including 2015 Incentive Plan(4)	14.0%

(1)	Excludes 122,500 shares available for grant under the Shutterfly Inc. 2015 Equity Inducement plan, which may only be issued to newly hired employees in accordance with NASDAQ listing rule 5635(c)(4).

(2)	Excludes Treasury shares.

(3)	This figure is the sum of the “Total Potential Unvested or Unexercised Equity Awards” figure and the “Common Shares Issued and Outstanding Figure.”

(4)	This figure is calculated by dividing the “Total Potential Unvested or Unexercised Equity Awards” figure by the “Total Shares” figure shown on the table.

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The following table summarizes our average Aggregate Potential Dilution (as defined below) as compared with our peer group. Our Aggregate Potential Dilution before the new 2015 Plan ranks lowest in our peer group and after approval of the new 2015 Plan would rank below the 10th percentile. Peer group data were compiled by FW Cook and the calculations generally reflect information as of our peer companies’ 2014 fiscal year-ends, the most recent period for which complete information is publicly available for most of our peers.

Potential Dilution From Equity Compensation Plans
Peer Group:
75th Percentile	23.5%
Median	20.0%
25th Percentile	18.5%
Shutterfly before 2015 Plan	11.0%
Shutterfly after 2015 Plan	14.0%

Qualifying Performance Criteria underSection 162(m) of the Internal Revenue Code (the “Section 162(m)”). The plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, in order to grant awards that qualify as “performance-based compensation” under Section 162(m), the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the 2015 Plan, each of these aspects is discussed below, and stockholder approval of the 2015 Plan will constitute approval of each of these aspects of the 2015 Plan for purposes of the approval requirements of Section 162(m).

To be approved, Proposal No. 1 requires the affirmative vote of the majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Special Meeting and who vote for or against the proposal.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF OUR

2015 EQUITY INCENTIVE PLAN.

A summary of the principal provisions of the 2015 Plan is set forth below. The summary is qualified by reference to the full text of the 2015 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of the 2015 Plan

Purpose. The purpose of the 2015 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Shutterfly, and any parents and subsidiaries that exist now or in the future, by offering them an opportunity to participate in Shutterfly’s future performance through the grant of awards under the 2015 Plan.

Shares Reserved for Issuance Under the 2015 Plan. As of the date the 2015 Plan is approved by Shutterfly’s stockholders (the “Effective Date”), the total number of shares reserved for issuance under the 2015 Plan will be 1,400,000 shares, plus any reserved shares not issued or subject to outstanding grants under the 2006 Plan on the Effective Date. No more than 1,400,000 shares may be issued pursuant to the exercise of incentive stock options. The shares may be authorized but unissued or reacquired shares.

In addition, shares will again be made available for grant and issuance under our 2015 Plan that were subject to (i) any option or stock appreciation right (“SAR”) granted under our 2015 Plan or 2006 Plan and that cease to be subject to the option or SAR for any reason other than exercise of the option or the SAR; (ii) an award granted under our 2015 Plan or 2006 Plan that is subsequently forfeited or repurchased by us at the original issue price; or (iii) an award granted under our 2015 Plan or 2006 Plan that otherwise terminates without shares being issued.

Awards issued as an option or SAR will reduce the number of shares available for issuance by the number of shares underlying the award, regardless of the number of shares actually issued upon exercise of the award. The following shares will not again be made available for future grant under the 2015 Plan: shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an option or SAR, shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, or shares of Shutterfly’s common stock repurchased on the open market with the proceeds of an option exercise price. Shutterfly may substitute or assume outstanding awards granted by another company, whether in connection

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with an acquisition of such other company or otherwise, by either granting an award under the 2015 Plan in substitution of such other company’s award or assuming such award as if it had been granted under the 2015 Plan. Substitute awards will not reduce the number of shares authorized for grant under the 2015 Plan or authorized for grant to a participant in any calendar year.

As of November 17, 2015, approximately 1,200 employees and 8 non-employee directors will be eligible to participate in the 2015 Plan. As of November 17, 2015, the closing price of our common stock was $44.85 per share.

Equitable Adjustments. As is typical in equity plans, the Compensation Committee retains the discretion to make certain equitable adjustments. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Shutterfly, without consideration, then (i) the number of shares reserved for issuance and future grant under the 2015 Plan, (ii) the exercise prices of and number of shares subject to outstanding options and SARs, (iii) the number of shares subject to other outstanding awards, (iv) the maximum number of shares that may be issued as incentive stock options, and (v) the maximum number of shares that may be issued to an individual in any one calendar year, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of Shutterfly.

Plan Administration. The 2015 Plan will be administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. However, the Board will establish the terms for the grant of an award to non-employee directors. The Compensation Committee will have the authority to construe and interpret the 2015 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2015 Plan.

Eligibility. Employees, officers, directors, consultants, independent contractors and advisors of Shutterfly or any parent or subsidiary of Shutterfly are eligible to receive awards. Only our employees and those of any parent or subsidiary of Shutterfly, including officers and directors who are also employees, are eligible to receive incentive stock options.

Awards. The 2015 Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock bonuses and performance awards (which may consist of performance shares, performance

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units, or performance cash). The terms of an award will be set forth in an individual award agreement, which may be in electronic form.

Annual Limits. No participant will be eligible for the grant of more than 1,000,000 shares in any calendar year under the 2015 Plan. No participant will be eligible for the grant of more than $10,000,000 in performance awards denominated in cash in any calendar year under the 2015 Plan. In addition, the aggregate grant date fair value of awards granted to a non-employee director in any calendar year will not exceed $400,000.

Code Section 162(m). The 2015 Plan is intended to enable us to provide certain forms of performance-based compensation to certain of our executive officers that will meet the requirements for tax deductibility under Section 162(m).

Performance Factors. The vesting of awards granted under the 2015 Plan may be subject to performance factors, which may, but need not, include performance criteria that satisfy Section 162(m). Performance factors means the factors selected by the Compensation Committee from among the following measures, either individually or in any combination, applied to Shutterfly as a whole or any business unit or subsidiary, on a GAAP or non-GAAP basis, and measured, to the extent applicable, on an absolute basis or relative to a pre-established target, index, or other companies, to determine whether the performance goals established by the Compensation Committee with respect to applicable awards have been satisfied:

Profit Before Tax; Sales; Expenses; Billings; Revenue; Net revenue; Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); Operating income; Operating margin; Operating profit; Controllable operating profit, or net operating profit; Net Profit; Gross margin; Operating expenses or operating expenses as a percentage of revenue; Net income; Earnings per share; Total stockholder return; Market share; Return on assets or net assets; Shutterfly’s stock price; Growth in stockholder value relative to a pre-determined index; Return on equity; Return on invested capital; Cash Flow (including free cash flow or operating cash flows); Balance of cash, cash equivalents and marketable securities; Cash conversion cycle; Economic value added; Individual confidential business objectives; Contract awards or backlog; Overhead or other expense reduction; Credit rating; Completion of an identified special project; Completion of a joint venture or other corporate transaction; Strategic plan development and implementation; Succession plan development and implementation; Improvement in workforce diversity; Employee satisfaction; Employee retention; Customer indicators and satisfaction; New product invention

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or innovation; Research and development expenses; Attainment of research and development milestones; Improvements in productivity; Bookings; Working-capital targets and changes in working capital; and Attainment of objective operating goals and employee metrics.

The Compensation Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Compensation Committee’s original intent regarding the performance factors at the time of the initial award grant. It is within the sole discretion of the Compensation Committee to make or not make any such equitable adjustments.

Transferability. Generally, awards granted under the 2015 Plan may not be transferred.

Prohibition on Repricing. Other than pursuant to section 2.4 of the 2015 Plan that addresses equitable adjustments, the Compensation Committee will not without the approval of Shutterfly’s stockholders, (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a corporate transaction pursuant to section 21 of the 2015 Plan), or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

Insider Trading; Clawback Policy. Each participant who receives an award will comply with any policy adopted by Shutterfly from time to time covering transactions in Shutterfly’s securities by employees, officers and/or directors of Shutterfly. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the participant’s employment or other service with Shutterfly, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding awards and the recoupment of any gains realized with respect to awards.

Amendment or Termination. Our Board may at any time terminate or amend the 2015 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2015 Plan; provided, however, that the Board will not, without the approval of our stockholders, amend the 2015 Plan in any manner that requires stockholder approval; and provided, further, that awards will be governed by the version of the 2015 Plan then in effect at the time such award was granted. Unless earlier

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terminated, the 2015 Plan will terminate ten years from the date it is adopted by the Board, November 17, 2015.

Stock Options. The 2015 Plan provides for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Internal Revenue Code and may be granted only to our employees or employees of any parent or subsidiary of ours. The grant date of an option is the date on which the Compensation Committee makes the determination to grant the option or a specified future date. The exercise price of incentive stock options and nonqualified stock options will not be less than 100% of the fair market value of our shares of common stock on the date of grant; provided, however that the exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our shares of common stock on the date of grant. The maximum term of options granted under our 2015 Plan is ten years and the maximum term of incentive stock options granted to 10% stockholders is five years.

Except as may be set forth in an award agreement, vesting ceases upon termination, and the exercise of an option will be subject to the following:

●	If the participant is terminated for any reason except for cause, death or disability, then the participant may exercise options to the extent that such options would have been exercisable on the termination date no later than three months following termination, but in any event no later than the expiration date of the options.

●	If the participant is terminated due to death (or the participant dies within three months after a termination other than for cause or disability), then the participant’s options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant’s legal representative, or authorized assignee, no later than twelve months after termination, but in any event no later than the expiration date of the options.

●	If the participant is terminated due to disability, then the participant’s options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant (or legal representative or authorized assignee) no later than twelve months after termination date, but in any event no later than the expiration date of the options.

●	If the participant is terminated for cause, the participant’s options will expire upon termination.

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Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions (which may be service and/or performance based). The price of a restricted stock award will be determined by the Compensation Committee and may be less than fair market value on the date of grant. Unless otherwise determined by the Compensation Committee, vesting ceases on the date the participant no longer provides service to us and unvested shares are forfeited.

Stock Bonus Awards. Stock bonus awards are granted as additional compensation for service and/or performance. The Compensation Committee will determine the number of shares to be awarded to the participant under a stock bonus award and any applicable restrictions. Except as may be set forth in the participant’s award agreement, vesting ceases upon termination.

Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the participant based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares. The exercise price of a SAR may not be less than the fair market value of our shares of common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions and have a maximum term of ten years.

Restricted Stock Units. A restricted stock unit is an award denominated in shares that may be settled in shares, cash, or a combination of shares and cash, upon vesting. Restricted stock units may be subject to service and/or performance based vesting conditions. Except as may be set forth in the participant’s award agreement, vesting ceases upon termination.

Performance Awards. Performance awards include performance shares, performance units, and cash-based awards. Performance shares and units may be settled in shares, cash, or a combination of shares and cash. After the applicable performance period has ended, the holder of a performance award will be entitled to receive a payout of the number of shares or amount of cash earned over the performance period, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

Non-Employee Director Awards. Awards granted to non-employee directors under the 2015 Plan may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board. A non-employee director may elect to receive his or her annual

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retainer payments and/or meeting fees from Shutterfly in the form of cash or awards or a combination thereof, as determined by the Compensation Committee. Such awards will be issued under the 2015 Plan.

Restrictions on Dividends and Dividend Equivalents. Notwithstanding anything to the contrary in the 2015 Plan, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award that vests based on achievement of performance goals will either (i) not be paid or credited or (ii) be accumulated, and will be subject to restrictions and risk of forfeiture to the same extent as the underlying award and will be paid at the time such restrictions and risk of forfeiture lapse.

Effect of Corporate Transaction. In the event of a “corporate transaction” (as defined in the 2015 Plan), all shares acquired under the 2015 Plan and all awards will be subject to the agreement governing such corporate transaction. Such agreement need not treat all awards in an identical manner, and it will provide for one or more of the following with respect to each award: (i) the continuation of the award by Shutterfly (if Shutterfly is the surviving corporation); (ii) the assumption or substitution of the award by the surviving corporation or its parent; (iii) full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding award; (iv) payment to the participant equal to the excess of the fair market value of the shares subject to the award as of the effective date of such corporate transaction over the exercise price or purchase price of shares, which payment may be made in installments and may be deferred until the date or dates when the award would have become exercisable or such shares would have vested; and/or (v) the cancellation of outstanding awards in exchange for no consideration. In the event such successor or acquiring corporation refuses to assume, convert, replace or substitute awards, as provided above, the Compensation Committee will notify the participant that such award will be exercisable for a specified period of time, and such award will terminate upon the expiration of such period.

Foreign Award Recipients. In order to comply with the laws in other countries in which Shutterfly and its subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the Compensation Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish subplans and modify exercise procedures and other terms and procedures, and take any action that the Compensation Committee determines to be necessary or advisable to comply with any local governmental regulatory exemptions or approvals.

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U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares to the extent not recognized as taxable income as provided above, long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e. the date the award vests). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition of the shares be a date earlier than the date our repurchase rights lapses, provided such election is made no later than 30 days after the participant acquires the shares. Upon the sale of shares acquired pursuant to a restricted stock award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed

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as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Stock Bonuses. A participant generally will recognize ordinary income upon the grant of a stock bonus equal to the fair market value of our shares on the date of grant. Such ordinary income generally is subject to withholding by us. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Shares. A participant generally will recognize no income upon the grant of a restricted stock unit or performance share. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant and exercise of options, restricted stock units, stock appreciation rights, and the grant of stock awards under the 2015 Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2015 Plan participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2015 Plan participant may reside.

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Plan Benefits

The future grant of options and restricted stock units under the 2015 Plan to our CEO, our other Named Executive Officers, all current executive officers as a group and all current employees (excluding executive officers) as a group is not determinable in advance because these grants are subject to the discretion of the Compensation Committee. As discussed in “Director Compensation” below, each non-employee director of our Board of Directors is entitled to an annual restricted stock unit grant valued at $200,000 face value as determined by the closing price on the date of the Annual Meeting. The Chairman of the Board is entitled to an additional annual restricted stock unit grant valued at $85,000 face value based on the closing price on the date of the Annual Meeting. The Chairman of the Audit Committee is entitled to an additional annual restricted stock unit grant valued at $35,000 face value based on the closing price on the date of the Annual Meeting. The Chairman of the Compensation Committee is entitled to an additional annual restricted stock unit grant valued at $20,000 face value based on the closing price on the date of the Annual Meeting.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Awards, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Awards, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans
Approved by Stockholders(1)(2)	3,509,155	2.91	(3)	489,469
Equity Compensation Plans Not
Approved by Stockholders(4)	597,016	N/A		N/A
Total	4,106,171	N/A		489,469

(1)	Includes the 1999 Stock Plan, which was terminated in connection with our initial public offering, and the 2006 Plan, which became effective as of the date of our initial public offering.

(2)	The 2006 Plan previously contained an “evergreen” provision that was approved by our stockholders at the 2010 Special Meeting, pursuant to which, the number of shares of common stock reserved for issuance under the 2006 Plan was increased on each of January 1, 2011, 2012 and 2013 by 3.5%, 3.3% and 3.1%, respectively, of the number of our shares of common stock issued and outstanding as of the immediately preceding December 31, provided that no more than 7,000,000 shares be issued pursuant to the exercise of incentive stock options granted under the 2006 Plan. Additionally, at the 2013 Special Meeting, our stockholders approved of increasing the number of shares reserved for issuance under the 2006 Plan by 1,200,000 shares on each of January 1, 2014 and 2015.

(3)	The weighted-average exercise price takes into account 3,107,358 shares under stockholder approved plans issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted-average exercise price for options only with respect to the stockholder approved plans is $25.42.

(4)	Includes 192,000 shares outstanding under inducement RSUs grants to two Named Executive Officers (Satish Menon and Gautam Srivastava) in 2014 whose compensation is discussed in detail in the sections of the Proxy Statement titled “Compensation Discussion and Analysis” and “Compensation Tables;” 134,698 shares outstanding under inducement RSU grants to certain employees of an acquired company (BorrowLenses, LLC) received on the date of the acquisition in 2013; 135,818 shares outstanding under inducement RSU grants issued to certain employees of acquired companies (Photoccino Ltd and Penguin Digital, Inc.) received on the dates of the respective acquisitions in 2012; and 134,500 shares outstanding under inducement RSU grants to two executive officers (Brian M. Regan and John Boris) in 2012. All of these grants were made outside of a stockholder approved plan, pursuant to the exemption for inducement grants under the listing rules of the NASDAQ Stock Market, and have the same material terms as the RSUs granted under our 2006 Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of November 17, 2015 for:

●	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each Named Executive Officer as set forth in the summary compensation table below; and

●	all current executive officers and directors as a group.

Percentage ownership of our common stock in the table is based on 35,274,767 shares of our common stock outstanding as of November 17, 2015. In accordance with SEC rules and regulations, shares of our common stock subject to equity awards that are currently vested or will vest within 60 days of November 17, 2015 (i.e., by January 16, 2015) are deemed to be beneficially owned by the holder of the equity award for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person named below is c/o Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
PRIMECAP Management Company(1)	5,557,382	15.8%
Fine Capital Partners	2,719,332	7.5%
The Vanguard Group(2)	2,229,730	6.2%

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	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Directors and Named Executive Officers:
Eric J. Keller(3)	33,027	*
Philip A. Marineau(4)	46,058	*
Ann Mather(5)	4,374	*
Nancy J. Schoendorf(6)	79,434	*
Brian T. Swette(7)	25,379	*
Michael P. Zeisser(8)	4,374	*
Mario Cibelli(9)	1,679,108	*
Thomas D. Hughes(10)	4,957	*
Jeffrey T. Housenbold(11)	130,776	*
Michael Pope(12)	—	*
Daniel C. McCormick	—	*
Satish Menon(13)	25,000	*
Tracy Layney(14)	—	*
All current directors and executive officers as a group(15)	2,122,185	6.0%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on January 6, 2015, reporting beneficial ownership as of December 31, 2014. PRIMECAP Management Company reported sole dispositive power over 4,612,855 shares and sole voting power over 3,868,900 shares. The address of the principal office of PRIMECAP Management Company is 225 South Lake Ave., #400, Pasadena, CA 91101.

(2)	Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2015, reporting beneficial ownership as of December 31, 2014. The Vanguard Group reported sole dispositive power over 2,200,567 shares of common stock, sole voting power over 52,365 shares of common stock and shared dispositive power over 49,165 shares of common stock. The address of the principal office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Consists of 7,845 shares of common stock over which Mr. Keller has sole voting and dispositive power and 25,182 shares subject to options that are exercisable within 60 days of November 17, 2015.

(4)	Consists of 46,058 shares of common stock over which Mr. Marineau has sole voting and dispositive power.

(5)	Consists of 4,374 shares of common stock over which Ms. Mather has sole voting and dispositive power.

(6)	Consists of 69,434 shares of common stock over which Ms. Schoendorf has sole voting and dispositive power and 10,000 shares subject to options that are exercisable within 60 days of November 17, 2015.

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(7)	Consists of 25,379 shares of common stock over which Mr. Swette has sole voting and dispositive power.

(8)	Consists of 4,374 shares of common stock over which Mr. Zeisser has sole voting and dispositive power and 3,018 RSUs that are eligible for vesting within 60 days of November 17, 2015.

(9)	Consists of 1,679,108 shares of common stock over which Mr. Cibelli has sole voting and dispositive power.

(10)	Consists of 4,957 shares of common stock over which Mr. Hughes has sole voting and dispositive power.

(11)	Consists of 76,776 shares of common stock over which Mr. Housenbold has sole voting and dispositive power and 54,000 RSUs that are eligible for vesting within 60 days of November 17, 2015.

(12)	Mr. Pope joined Shutterfly on October 27, 2015.

(13)	Consists of 25,000 RSUs that are eligible for vesting within 60 days of November 17, 2015.

(14)	Ms. Layney joined Shutterfly on June 9, 2015.

(15)	For the executive officers, this group consists of Messrs. Housenbold, Pope, Black, Boris, McCormick and Menon and Ms. Layney, and includes 79,000 shares subject to RSUs that are eligible for vesting within 60 days of November 17, 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

We are required, by SEC rules, to include a “Compensation of Directors and Executive Officers” section in this Proxy Statement because we are soliciting stockholder approval of an employee equity compensation plan in Proposal 1. Except for minor conforming changes and the addition of the section entitled “Recent Developments,” the following disclosure is substantively the same as the disclosure that appeared in the proxy statement for our 2015 Annual Meeting of Stockholders which was filed with the SEC on May 13, 2015.

Recent Developments

●	At our Annual Meeting in June 2015, our stockholders did not approve our “say-on-pay” vote relating to the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion of the Proxy Statement filed with the Securities and Exchange Commission on May 13, 2015.

●	In addition, our stockholders elected Mario D. Cibelli and Thomas D. Hughes to serve as Class III directors of the our Board of Directors for three year terms and until their respective successors shall be elected and qualified or until their earlier resignation or removal. Our former Class III directors Stephen J. Killeen and James N. White had failed to be re-elected at the 2015 Annual Meeting. Mr. Cibelli was appointed to the Compensation Committee of the Board.

●	Leading up to the 2015 Annual Meeting and after, our Compensation Committee has undertaken a holistic review of the Company’s executive compensation practices and engaged with key shareholders to determine appropriate changes to the compensation program for 2016 (based on the timing of our annual meetings, 2016 is the first year for which compensation decisions for salaries, annual bonus opportunities, and the design and amount of long-term incentive compensation may reflect consideration of the 2015 “say-on-pay” vote).

●	At this time, 2016 compensation decisions have not been made. However, the Compensation Committee has pledged to reduce the CEO’s equity award grant value from $15.5 million to $8 million. In addition, as part of the proposal to approve the 2015 Equity Incentive Plan, we have committed to not grant any of the newly authorized 1.4 million shares to our CEO.

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●	On October 23, 2015, Brian Regan submitted his resignation from his position as our Senior Vice President and Chief Financial Officer, effective November 6, 2015. On October 27, 2015, Michael Pope was appointed as our Senior Vice President, effective upon his commencement of employment on October 27, 2015, and as Chief Financial Officer effective November 6, 2015. For additional information, including a description of Mr. Pope’s employment offer letter, see the Company’s Current Report on Form 8-K which was filed with the SEC on October 27, 2015.

●	Effective June 9, 2015, Tracy Layney was appointed our Senior Vice President and Chief Human Resources Officer.

This Compensation Discussion and Analysis provides information about the 2014 compensation for our Chief Executive Officer, our Chief Financial Officer and our next three most highly-compensated executive officers who were serving as executive officers at the end of 2014, who were as follows:

●	Jeffrey T. Housenbold, our President and Chief Executive Officer (our “CEO”);

●	Brian M. Regan, our Senior Vice President and Chief Financial Officer;

●	Daniel C. McCormick, our Senior Vice President and Chief Operating Officer;

●	Satish Menon, our Senior Vice President and Chief Technical Officer; and

●	Gautam Srivastava, our former Senior Vice President and Chief Human Resources Officer, who resigned effective February 20, 2015.

Compensation information for these individuals, who we refer to collectively as the “Named Executive Officers,” is presented in the compensation tables following this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis describes our executive compensation program for 2014. It also describes how the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our Named Executive Officers.

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2014 Overview

As a leading digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, we operate in numerous dynamic and disruptive markets. With our headquarters located in the highly-competitive and entrepreneurial Silicon Valley, we compete for executive talent with a large number of early-stage venture-backed companies, pre-IPO companies, newly public, and mature publicly-traded companies, most of which operate in the high-growth technology sector. While our executive compensation decisions are driven by the ever-changing forces that shape this environment, our Board of Directors recognizes its obligation, as stewards for our stockholders, to safeguard their interests through responsible compensation policies and practices. As described in more detail in this section, in 2014 the Compensation Committee, acting on behalf of our Board of Directors, sought to fulfill these obligations while, at the same time, positioning our business to continue its history of strong financial and operational results.

2014 Changes to Executive Compensation Program

Following our Annual Meeting of Stockholders in May 2013, at which a slight majority of the votes cast on the stockholder advisory vote on the compensation of the Named Executive Officers (the “Say-on-Pay” vote) approved their compensation, we recognized the need to better understand the concerns of our stockholders about our executive compensation program. Thereafter, we actively engaged with each of our top 20 institutional stockholders, representing over 87% of the outstanding shares of our common stock, to discuss the results of the Say-on-Pay vote and to identify potential areas for improving our executive compensation program. In addition to its regular meetings in July and October 2013, the Compensation Committee held two special meetings in September 2013 to specifically consider the collective stockholder input from these efforts.

Since the Say-on-Pay vote and subsequent stockholder engagement efforts occurred during the summer and fall of 2013, respectively, well after the Compensation Committee had set the compensation of the Named Executive Officers for the year, the subsequent changes that it made to our executive compensation program were first effective in 2014. Specifically, the Compensation Committee made the following significant changes to the compensation program for the Named Executive Officers:

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What We Learned	How We Responded
Stockholders expressed concern about our CEO’s target total direct compensation opportunity.	The Compensation Committee significantly reduced our CEO’s target total direct compensation opportunity for 2014 (which was approximately 29% less than his target opportunity for 2013), with this decrease almost entirely reflected in the grant date value of his target long-term incentive compensation opportunity.

Stockholders expressed concern about our CEO’s target long-term incentive compensation opportunity.	The Compensation Committee significantly reduced the grant date fair value of our CEO’s target long-term incentive compensation award, from $12 million in 2013 to $8 million in 2014, a 33% reduction.

In addition, the Compensation Committee extended the vesting period for our CEO’s time-based equity awards from three years in 2013 to four years in 2014.

Stockholders expressed concern that the same performance measures were being used for both our performance-based cash bonuses and performance-based equity awards and that both forms of incentive compensation used the same one-year measurement period.	The Compensation Committee redesigned the 2014 performance-based equity award for our CEO to be based on three separate performance measures:
● net revenue growth,

● adjusted EBITDA growth, and

● relative total stockholder return, Measured over a two-year performance period ending December 31, 2015.

Stockholders expressed concern about our use of discretionary bonuses.	The Compensation Committee adopted an annual bonus plan for 2014 that bases all bonus payments on objective performance criteria and which permits the exercise of discretion only to reduce bonus payments (so-called “negative discretion”).

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What We Learned	How We Responded
Stockholders expressed concern about the payment of bonus when our earnings were negative.	The annual bonus plan for 2014 provides for the payment of bonuses for the achievement of our quarterly financial goals, including adjusted EBITDA. Due to the seasonality of our business, the threshold level of adjusted EBITDA for our first and third quarter bonus plans is set below $0 but in aggregate the sum of our four quarterly adjusted EBITDA thresholds was $154.9 million.

Rigorous goals were set each quarter. The sum of the adjusted EBITDA threshold for the four quarters, increased by 33% in 2014.

Stockholders expressed concern that there was not sufficient alignment between our financial performance and our CEO’s target total direct compensation.	The Compensation Committee adjusted the mix of our CEO’s target total direct compensation opportunity for 2014 to provide that a majority (55%) of this opportunity is contingent on performance-based long-term incentive compensation. To earn the maximum award, we must for the two-year performance period:

● achieve the adjusted EBITDA target level,

● exceed the net revenue growth target level by 50%, and

● our relative total stockholder return must exceed the Russell 2000 Index by 25 percentage points.

EACH OF THESE CHANGES WENT INTO EFFECT DURING 2014

Notwithstanding these changes, at our 2014 Annual Meeting of Stockholders, our stockholders narrowly approved the compensation of the Named Executive Officers, with approximately 50.1% of the votes cast in favor of the Say-on-Pay proposal.

Our Board of Directors and the Compensation Committee believe that it is of the utmost importance that we effectively communicate with our stockholders about the unique nature of and opportunities embedded in our business, our need to provide appropriate incentives to drive the growth that we expect over the years ahead, and the critical importance of our CEO to the successful execution

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of our long-term business strategy. At the same time, our Board of Directors and the Compensation Committee are aware of the dialog around our executive compensation program and the pay opportunities that have been extended to our senior leadership, which have raised the concerns that they have sought to address. Our Board of Directors and the Compensation Committee remain committed to an ongoing dialog with our stockholders to address these concerns within the context of our business imperatives, including the situation which they faced at the end of 2014.

CEO Compensation

2014 Compensation Decisions

As described above, when setting the 2014 compensation of our CEO, the Compensation Committee took into consideration the feedback that it had previously received from our stockholders which resulted in target total compensation that was 29% lower than 2013. His target total direct compensation opportunity for 2014 was as follows:

●	An annual base salary of $650,000, keeping pace with the competitive market;

●	The target annual cash bonus opportunity would remain equal to 100% of his annual base salary;

●	A time-based restricted stock unit award for 75,600 shares of our common stock with a grant date fair value of $3,507,084, that is to vest annually over the four-year period from 2014 to 2018; and

●	A performance-based restricted stock unit award for 92,400 shares of our common stock with a grant date fair value of $4,537,764, that may be earned over a two-year performance period from 2014 through 2015 based on our cumulative EBITDA and revenue growth over that period as well as our total stockholder return relative to the Russell 2000 Index. Vesting of any shares of our common stock earned pursuant to the PBRSU awards will occur on the second and third anniversary of the date of grant with 50% vesting on each anniversary.

●	The total grant value mix was 55% performance-based restricted stock units and 45% time-based restricted stock units.

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The table below provides a year-over-year comparison of the CEOs target total direct compensation.

Element	2013	2014	% Change
Base Salary	$560,000	$650,000	16.1%
Target Bonus %	100%	100%	0%
Target Cash Compensation	$1,120,000	$1,300,000	16.1%
Long-Term Incentive	$12,011,800	$8,044,848	–33.0%
Target Total Direct Compensation	$13,131,800	$9,344,848	–28.8%

As illustrated by the following graph, 51% of the CEO’s target total direct compensation opportunity for 2014 was based on short- and long-term performance plan results, and 86% of his total target direct compensation was tied to equity awards:

Our Board of Directors firmly believes that our steady and consistent growth over the past decade, as well as our success in developing a leading market position has largely been the result of the exceptional leadership of our CEO and the team he has attracted to work for him. Specifically:

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●	His focus, creativity, and ability to motivate our workforce have enabled us to flourish in a market sector that has proved to be unforgiving to less nimble and less entrepreneurial companies.

●	His role as the primary driver of our business, including its successful entry into several commercial ventures has been integral to our positioning as an industry leader.

●	Most significantly, his recognized status as a leader and visionary has allowed us to attract and develop a top-caliber management team, capable of achieving our long-term growth objectives.

In 2014, we experienced another record year of growth, with our revenues increasing 18% year-over-year to $921.6 million, and recorded our 56th consecutive fiscal quarter of year-over-year revenue growth. In addition, we recorded adjusted EBITDA for 2014 of $166.8 million, an increase of 11% from 2013.

On a longer-term basis, during our CEO’s tenure the compound annual growth rate of our net revenues has been 33%:

Further, our total stockholder return has consistently outperformed the Nasdaq Composite Index and Russell 2000 Index since our initial public offering.

	3-Year TSR(1)	5-Year TSR(1)	TSR since IPO(1)
Shutterfly	83.2%	134.1%	168.2%
Nasdaq Composite	81.8%	108.7%	109.7%
Russell 2000	62.6%	92.6%	66.0%

(1)	TSR performance measured on 12/31/2014.

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Thus, while our Board of Directors has sought to properly align our CEO’s total compensation opportunities with the interests of our stockholders, it has remained sensitive to the need to both motivate and adequately reward him for continuing to achieve our annual and long-term financial and strategic objectives and to ensure that he remains with the Company to guide our business through the ongoing transformation of photo storage and sharing technologies and the accompanying changes in consumer tastes.

2015 Compensation Decisions

In November 2014, following the termination of Shutterfly’s exploration of a potential sale of the company, the Board and its Compensation Committee became acutely concerned about the ability to retain Mr. Housenbold, and consequently his management team, given the increased risk that other companies would attempt to hire Mr. Housenbold and the fact that his unvested equity incentives declines sharply after February 2016 and were below what Mr. Housenbold could earn at comparable companies in Silicon Valley. These factors prompted the Compensation Committee to act promptly on Mr. Housenbold’s compensation for 2015 and beyond in November 2014 rather than wait until February as it had done historically. Given the rapid changes in our market sector, the critical strategic initiatives that we had and were about to launch, and the replacement costs associated with identifying and integrating a new chief executive officer at this point in our development, the Compensation Committee and Board determined that it was in the best interests of our stockholders to retain Mr. Housenbold’s services. After considering several different strategies, the Compensation Committee and Board approved the following compensation package for Mr. Housenbold for 2015:

●	Increased annual base salary from $650,000 to $700,000, effective December 1, 2014;

●	Kept the target annual cash bonus opportunity equal to 100% of his annual base salary;

●

Granted a target equity award of 360,000 restricted stock units with 55% of the shares (198,000) denominated as performance-based restricted stock units and 45% of the shares (162,000) as time-based restricted stock units, with the time-based RSU grant to vest annually over the three-year period from November 2015 to November 2018;

●	Like the 2014 PBRSU grant, the 2015 PBRSU grant contains three key components: (1) an EBITDA trigger that must be achieved before any shares are earned; (2) the number of PBRSUs earned will

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be based on 2015 revenue; and (3) the number of PBRSUs earned will be modified based on Shutterfly’s two-year TSR performance relative to the Russell 2000 Index. For this purpose, EBITDA and revenue metrics exclude any acquisitions during the year. A detailed description of the performance conditions for these PBRSUs is available beginning on page 57. Vesting of the PBRSUs earned under corporate financial goals will occur over 3 years; one third on the 1st anniversary of the grant based on achievement of performance goals, and one third on both the 2nd and 3rd anniversaries of the grant assuming continued service until that date. Vesting of PBRSUs earned under the relative TSR modifier will occur over 3 years, with two thirds on the 2nd anniversary of the grant based on achievement of market goals; and the remaining one third on the 3rd anniversary of the grant assuming continued service until that date.

The table below compares our CEO’s 2014 and 2015 target total direct compensation:

Element	2014	2015
Base Salary	$650,000	$700,000
Target Bonus %	100%	100%
Target Cash Compensation	$1,300,000	$1,400,000
Long-Term Incentive	$8,044,848	$15,460,200	(1)
Target Total Direct Compensation	$9,344,848	$16,860,200

(1)	The grant date fair value for the PBRSUs was determined when the performance metrics were set in January 2015.

After careful consideration, the Compensation Committee and Board determined that, rather than make a one-time retention award to Mr. Housenbold, it was in the best interests of Shutterfly and our stockholders to (1) increase the total value for Mr. Housenbold’s 2015 equity grant and (2) grant the time-based restricted stock unit awards on November 20, 2014, approximately three months prior to February 18, 2015, the date on which the other named executive officers received their 2015 stock awards. The PBRSU award was granted on January 20, 2015, when the Compensation Committee and the Board approved the performance conditions applicable to the award. Mr. Housenbold did not receive any additional stock awards on February 18, 2015 when the other named executive officers received their annual stock awards, and Mr. Housenbold will not be eligible for any additional stock award until 2016.

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In making these decisions, the Compensation Committee and Board concluded that this pay package constituted a meaningful and competitive compensation opportunity for Mr. Housenbold — particularly in light of retention concerns and, in a broader context, in the highly-competitive market in the Silicon Valley for seasoned public company senior executives, especially the Chief Executive Officer. At the same time, the Compensation Committee and Board believed that the overall design of these arrangements placed a strong emphasis on performance-based pay, which would ensure that a majority of his potential rewards were contingent on creating long-term value for our stockholders, while, at the same time, satisfying our retention objectives.

Impact of 2015 CEO Pay Decisions on Summary Compensation Table

By moving up the date of Mr. Housenbold’s 2015 grant by approximately three months to November 20, 2014, the 162,000 time-based RSUs the Compensation Committee and Board intended to be part of the 2015 compensation program will appear in the 2014 Summary Compensation Table in accordance with SEC disclosure rules. As a result, the reported value of Mr. Housenbold’s stock awards for 2014 is $6,805,620 greater than the intended value of the 2014 compensation program. The value of the 198,000 PBRSUs, however, will appear in the 2015 Summary Compensation Table and the reported grant value will be based on the grant date fair value on January 20, 2015. The difference between our intended 2014 and 2015 equity program values and the reported amounts in the Summary Compensation Table is detailed in the table below.

Grant	2014 Program Value	2015 Program Value	2014 Summary Compensation Table Value	2015 Summary Compensation Table Value
2014 RSU	$3,507,084		$3,507,084
2014 PBRSU	$4,537,764		$4,437,764
2015 RSU		$6,805,620	$6,805,620
2015 PBRSU		$8,564,580		$8,564,580
TOTAL	$8,044,848	$15,460,200	$14,850,468	$8,564,580

2016 Compensation Design

In early 2015, the Compensation Committee engaged with institutional shareholders to establish a framework for the 2016 executive compensation program, in particular our CEO’s compensation. Based on feedback received

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through this dialogue, the Compensation Committee established the following general parameters to guide the design of the 2016 executive compensation program:

●	Our CEO’s total long-term incentive grant value will be reduced to approximately $8 million for 2016;

●	60% of the long-term incentive program will be in PBRSUs and 40% will be RSUs;

●	Threshold payout for PBRSUs will be 50% of target and maximum payout will be 150% of target;

●	Approximately 75% of the PBRSUs will be tied to free cash flow per share;

●	Approximately half of the PBRSUs based on free cash flow per share performance will have a two-year performance period and approximately half will have a three-year performance period.

●	The free cash flow per share targets are expected to be set at least 15% higher than our free cash flow for the year ended December 31, 2015 because they will be based on 2017 and 2018 free cash flow.

●	As disclosed in our Annual Report, we define free cash flow as adjusted EBITDA less purchases of property and equipment and capitalization of software and website development costs.

●	Approximately 25% of the PBRSUs will be tied to total shareholder return over a three-year performance period relative to an appropriate broad index;

●	Payouts would range from 50% of target for 30th percentile performance; 100% of target for 60th percentile performance; and 150% of target for 90th percentile performance.

●	The overall number of shares granted by the Company for 2016 and 2017 would be reduced to approximately 1.9 million shares, compared to our projection of 2.4 million for 2014 and 2015.

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Executive Compensation Best Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy.

What We Do

✓	Compensation Committee Independence — Our Board of Directors maintains a Compensation Committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

✓	Compensation Committee Advisor Independence — During 2014, the Compensation Committee engaged Compensia, Inc. to assist with its responsibilities. Compensia performed no consulting or other services for the Company.

✓	Annual Advisory Vote on Executive Compensation — Our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes when making compensation decisions.

✓	Annual Compensation Review — The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

✓	Compensation-Related Risk Assessment — We conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking that does not have a material adverse impact on our company.

✓	Emphasize Performance-based Incentive Compensation — The Compensation Committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the long-term interests of our executive officers with the interests of our stockholders.

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✓	Emphasize Long-Term Equity Compensation — Equity awards vest or may be earned over multi-year periods, which better serves our long-term value creation goals and retention objectives.

✓	Limited Executive Perquisites — We provide only modest amounts of perquisites or other personal benefits to the Named Executive Officers that serve a sound business purpose.

✓	Stock Ownership Policy — We maintain a stock ownership policy for our CEO and the members of our Board of Directors that requires each of them to own a specified amount of our common stock.

✓	Compensation Recovery Policy — We maintain an Executive Officer Recoupment Policy that provides for the recoupment of annual incentive compensation from our executive officers in the event of a financial restatement resulting from the fraud or intentional misconduct of an executive officer.

✓	“Double-Trigger” Change in Control Arrangements — The post-employment compensation arrangements for the Named Executive Officers are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of Shutterfly and (ii) a qualifying termination of employment.

✓	Reasonable Change-in-Control Arrangements — The post-employment compensation arrangements for the Named Executive Officers provide for amounts and multiples that are within reasonable market norms.

✓	Prohibition on Hedging — Under our insider trading policy, all employees and the members of our Board of Directors are prohibited from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold.

✓	Anti-pledging Policy — Under our 2006 Equity Plan, employees are prohibited from pledging their shares.

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✓	Succession Planning — Our Board of Directors reviews the risks associated with our key executive positions on an annual basis so that we have an adequate succession strategy and plans are in place for our most critical positions.

What We Do Not Do

X	No Single Trigger Change In Control Benefits — No payments or benefits are payable solely on the occurrence of a change in control of our company.

X	Retirement Programs — Other than our 401(k) retirement plan generally available to employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for the Named Executive Officers.

X	No Tax “Gross-Ups” or Payments — We do not provide any “gross-ups” or tax payments in connection with any compensation element or any excise tax “gross-up” or tax reimbursement in connection with any change in control payments or benefits.

X	No Dividends — We do not pay dividends or dividend equivalents on unvested or unearned restricted stock units and performance-based restricted stock unit awards.

X	No Stock Option Repricing — We do not reprice options to purchase shares of our common stock without stockholder approval.

Our Corporate Values and Compensation Philosophy

Our Values

We seek to be a transformative global organization that improves peoples’ lives, as reflected in our corporate values:

●	Our Vision: Our vision is to make the world a better place by helping people share life’s joy.

●	Our Mission: Our mission is to build an unrivaled service that enables deeper, more personal relationships between our customers and those who matter most in their lives.

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●	Our Values: We passionately pursue excellence in everything we do. We inspire customers and each other to be creative and to achieve more than was thought possible. We act as owners of the Company, doing the right thing proactively, decisively and based on facts. We are committed to supporting each other and providing great service, quality and value to our customers. We treat each other and our customers as we would want to be treated.

●	Our Corporate Goals: Each year, we establish overall corporate financial and non-financial goals as an integral part of our strategy to improve corporate performance and increase stockholder value. Our executive compensation program, policies and practices are designed to create incentives for outstanding execution and to reward our employees for their contributions towards achieving such goals.

Our Compensation Philosophy

Our compensation philosophy provides the guiding principles for structuring compensation programs that embody these values.

●	Compensation Should Reflect our Pay-for-Performance Culture. A core element of our compensation philosophy is our belief that pay should be directly linked to performance. Accordingly, a significant portion of executive compensation is contingent on, and varies based on, growth in stockholder value, achievement of our corporate performance goals and individual contributions to our success.

●

Compensation Level and Mix Should Reflect Responsibility and Accountability. Total compensation is higher for individuals with greater responsibility, greater ability to influence achievement of our corporate goals and greater accountability for those goals. As responsibility increases, a greater portion of the executive’s total compensation is performance-based pay, contingent on the achievement of corporate and individual performance objectives. Performance-based cash bonuses and equity-based compensation are appropriately higher for executives with higher levels of responsibility and accountability for results.

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●

Compensation Should Enhance Stockholder Value. Compensation should create management incentives to achieve short-term results in a manner that also supports our long-term strategic and financial goals. Performance-based cash bonuses create incentives for achieving results that enhance stockholder value in the short-term, while equity awards serve to align the interests of our executives with our stockholders over the long-term. Our compensation policies and practices, such as the mix of compensation elements and overall limits on incentive pay, are designed to balance short-term and long term interests, and thus prevent the creation of incentives that could result in individuals taking inappropriate risks that would have a material adverse effect on the Company Further, our executive compensation program is subject to an annual assessment process that is intended to identify any areas of our compensation policies and practices that may unintentionally encourage inappropriate risk-taking.

Our Compensation Objectives

The purpose of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive stockholder value, fulfill our vision and mission, uphold our values and achieve our corporate objectives. Our executive compensation program is specifically designed to: attract top talent; retain high performers; engage individuals through pay-for-performance; and be competitive with the market.

Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our executive officers, including the Named Executive Officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities.

The Compensation Committee relies on its compensation consultant and legal counsel, as well as our CEO, our Chief Human Resources Officer and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The Compensation Committee makes all final decisions regarding compensation, including base salary levels, target bonus opportunities, actual bonus payments and equity awards for our executive

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officers. The Compensation Committee meets on a regularly-scheduled basis and at other times as needed. The Compensation Committee periodically reviews compensation matters with our Board of Directors.

At least annually, the Compensation Committee conducts a review of our executive compensation program to assess whether our compensation program is aligned with our vision, mission, values and corporate goals, provides appropriate short-term and long-term incentives for our executive officers and is competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent.

The factors considered by the Compensation Committee in determining the compensation of our executive officers for 2014 included:

●	the recommendations of our CEO (except with respect to his own compensation) as described below;

●	our corporate growth and other elements of financial performance;

●	our corporate and individual achievements against our short-term and long-term performance objectives;

●	the individual performance of each executive officer against his management objectives;

●	a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);

●	the expected future contribution of the individual executive officer; and

●	internal pay equity based on the impact on our business and performance.

The Compensation Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of Shutterfly, knowledge of each executive officer, and business judgment in making their decisions regarding executive compensation.

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As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes all decisions regarding his base salary adjustments, bonus payments and equity awards. Our CEO is not present during any of the deliberations regarding his compensation.

Role of our CEO

Each year, our CEO evaluates the performance of each of our executive officers, including the other Named Executive Officers, based on one or more individual performance objectives established at the beginning of the year. Using his subjective evaluation of each executive officer’s performance and taking into consideration our corporate performance during the preceding year, he then makes recommendations to the Compensation Committee regarding base salary adjustments for the current year, as well as bonus payments and equity awards. While the Compensation Committee considers these recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data provide only reference points for the Compensation Committee. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. Pursuant to this authority, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm, as its compensation consultant for 2014. Compensia provided the Compensation Committee with support regarding the amount and types of compensation that we provide to our executive officers, how these compare to the compensation practices of other companies and advice regarding other compensation-related matters.

Representatives of Compensia attended meetings of the Compensation Committee as requested and also communicated with the Compensation Committee outside of meetings. Compensia reported to the Compensation Committee rather than to management, although Compensia was allowed to meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management could make to the Compensation Committee. During 2014, Compensia met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.

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The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia provided no other services to us and received no compensation other than with respect to the services described above.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee raised any conflict of interest.

Competitive Positioning

Given our unique history, business sector, market competitors and geographical location, the Compensation Committee believes that the competitive market for executive talent includes early-stage venture-backed Silicon Valley-based companies (including companies that are preparing for their initial public offering of equity securities), high-growth technology companies, including Internet-based product and services companies and emerging and mature retail companies with an Internet-based e-commerce business model. Accordingly, it develops a compensation peer group to contain a carefully-selected cross-section of such public companies using factors described below, with revenues and market capitalizations that are similar to ours. This data is supplemented with Radford executive compensation data representing both public and private technology companies that are of similar size with revenues between $500 million and $1 billion. The Compensation Committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations.

Compensation Peer Group

In October 2013, the Compensation Committee directed its compensation consultant to evaluate the group of peer companies used as a reference for market positioning and determine whether to recommend potential adjustments to the composition of this compensation peer group. The compensation consultant undertook a detailed review of the compensation peer group, taking into consideration the size of each company (based on revenues and market capitalization) relative to Shutterfly’s recent growth.

Following this review, the compensation consultant recommended to the Compensation Committee the following peer group to consist of 19 publicly-traded technology companies, which the Compensation Committee subsequently approved. The selected companies had revenues ranging from $370 million to

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$1.5 billion, with a median of $688 million, and market capitalizations ranging from $1.0 billion to $8.9 billion, with a median of $3.3 billion. Shutterfly was positioned slightly higher than peer group median in terms of revenue and slightly lower than the peer group median in terms of market capitalization when the peer group was approved in October 2013. The companies comprising the updated compensation peer group were as follows:

ACI Worldwide, Inc.	Fortinet, Inc.	Ultimate Software Group, Inc.
Akamai Technologies, Inc.	Liquidity Services, Inc.	ValueClick, Inc.
Blackbaud, Inc.	MICROS Systems, Inc.	VeriSign, Inc.
Cadence Design Systems, Inc.	Pandora Media, Inc.	VistaPrint, Inc.
Concur Technologies, Inc.	Solera Holdings, Inc.	Web.com Group, Inc.
Fair Isaac Corporation	SS&C Technologies, Inc.	WebMD Health Corp.
TIBCO Software, Inc.

This compensation peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program in February 2014. Specifically, the Compensation Committee reviewed the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our executive officers compare to the competitive market. As part of this evaluation, the Compensation Committee also reviewed the performance measures and performance goals generally used within the competitive market to reward performance.

In September 2014, using the same criteria as described above but updating the size criteria (revenue and market capitalization) to align with our then-current size, the compensation consultant evaluated the existing compensation peer group and recommended to the Compensation Committee the following peer group to consist of 17 publicly-traded technology companies, which the Compensation Committee subsequently approved. The selected companies had revenues ranging from $415 million to $1.7 billion, with a median of $737 million, and market capitalizations ranging from $940 million to $7.5 billion, with a median of $3.6 billion. Shutterfly was positioned slightly higher than peer group median in terms of revenue and slightly lower than the peer group median in terms of market capitalization when the peer group was approved. This compensation peer group was used by the Compensation Committee in connection with its deliberations on the 2015 compensation for our CEO. Informatica and TiVo were added to the peer group as they met all of the key size and growth criteria. Fair Isaac, Liquidity Services, and Akamai Technologies were removed from the peer group because they no longer met the size and growth criteria, and MICROS Systems was

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acquired and therefore removed from the peer group. The companies comprising the updated compensation peer group were as follows:

ACI Worldwide, Inc.	Informatica, Inc.	TiVo Inc.
Blackbaud, Inc.	Pandora Media, Inc.	Ultimate Software Group, Inc.
Cadence Design Systems, Inc.	Solera Holdings, Inc.	VeriSign, Inc.
Concur Technologies, Inc.	SS&C Technologies, Inc.	VistaPrint, Inc.
Conversant, Inc.	TIBCO Software, Inc.	Web.com Group, Inc.
Fortinet, Inc.		WebMD Health Group

Compensation Program Elements

Our executive compensation program is comprised of three primary elements:

●	Base salary;

●	Quarterly performance-based cash bonuses; and

●	Long-term incentive compensation in the form of equity awards.

Base Salary

The Compensation Committee sets the base salaries of our executive officers, including the Named Executive Officers, at levels it believes will enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall corporate goals. In determining base salaries, the Compensation Committee takes into account each executive officer’s qualifications and experience, position and scope of responsibilities, and his historical and recent job performance.

In February 2014, the Compensation Committee set the base salaries of the Named Executive Officers for 2014, which became effective on March 1, 2014, as follows:

Named Executive Officer	2013 Base Salary	2014 Base Salary	Percentage Adjustment
Mr. Housenbold	$560,000	$650,000	16.1%
Mr. Regan	$400,000	$405,000	1.3%
Mr. McCormick	$366,000	$395,000	7.9%
Mr. Menon	N/A	$360,000	N/A
Mr. Srivastava	N/A	$325,000	N/A

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The actual base salaries paid to the Named Executive Officers during 2014 are set forth in the “2014 Summary Compensation Table” below.

Short-term Incentive Program

We use cash bonuses to reward the performance of Named Executive Officers for their contributions to our overall corporate financial and operational performance for the current fiscal year. We evaluate and reward the performance of our executive officers based on quarterly performance periods because the Compensation Committee has determined this is most efficient method to set rigorous goals while company is in the midst of a high-growth period. As illustrated below, the design for the 2014 Quarterly Bonus Plan consisted of the following parameters:

Threshold Earnings Requirement	●	An adjusted EBITDA threshold must be met each quarter before any bonus can be earned for that quarter

Plan Funding	●	If the adjusted EBITDA threshold is met, the plan will fund based on net revenue results

	●	Funding is 75% of target for threshold performance, 100% at target performance, and capped at 125% of target

Individual Multiplier	●	An individual multiplier is applied to the funded amount based on performance review

Compensation Committee Discretion	●	The Compensation Committee has the Discretion authority to exercise negative discretion on the actual plan funding

Adjusted EBITDA is a non-GAAP financial measure and the section titled “Non-GAAP Financial Measures” in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 18, 2015 contains an explanation of how we calculate this measure and provides a reconciliation of this measure to the most directly comparable GAAP measures.

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Target Cash Bonus Opportunities

Under the 2014 Quarterly Bonus Plan, the target annual cash bonus opportunity of our CEO was set at 100% of his annual base salary, which was the same percentage as in 2012 and 2013, and the target annual cash bonus opportunities of the other Named Executive Officers were set at 40% of their annual base salaries, which was the same percentage as in 2013. In addition, the target annual cash bonus opportunities for all participants were weighted by fiscal quarter at 20% of the target annual cash bonus opportunity for each of the first three fiscal quarters of 2014, and 40% of the target annual cash bonus opportunity for the fourth fiscal quarter to reflect the proportional weight of our quarterly financial target levels relative to our annual revenue and profits. Individual awards under the Quarterly Bonus Plan can range from 0 to 200% of the target award.

Financial Metrics

The performance goals for adjusted EBITDA and net revenue performance were developed in light of our recent historical financial performance, planned strategic initiatives, and the then-existing economic environment. The target levels were designed to be rigorous to achieve. This uncertainty helped ensure that any bonus payments made under the 2014 Quarterly Bonus Plan were made only if warranted by our actual financial and operational performance, consistent with the plan’s objectives.

The sum of the adjusted EBITDA threshold for each quarter in 2014 represents a 33% increase from 2013. The adjusted EBITDA threshold performance levels set by the Compensation Committee under the 2013 and 2014 Quarterly Bonus Plans are detailed below:

	Adjusted EBITDA Threshold				2014 Actual Adjusted EBITDA Performance
Period	2014		2013
First Quarter	$(1.5	M)	$(3.5M	)	$0.2M
Second Quarter	$7.0	M	$(1.5M	)	$11.7M
Third Quarter	$(9.5	M)	$(8.0M	)	$(9.7M	)
Fourth Quarter	$158.9	M	$129.2M		$164.6M
Total	$154.9	M	$116.2M		$166.8M

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The sum of the net revenue target for each quarter in 2014 represents a 20.8% increase from 2013. The net revenue funding range set by Compensation Committee under the 2013 and 2014 Quarterly Bonus Plans are detailed below:

	2014 Net Revenue Performance Range						2013 Net Revenue Performance Range						2014 Actual Net Revenue
Period	Threshold		Target		Maximum		Threshold		Target		Maximum		Performance
First Quarter	$132.0	M	$135.0	M	$140.0	M	$107.0	M	$112.5	M	$119.0	M	$137.1	M
Second Quarter	$154.0	M	$158.0	M	$159.5	M	$115.0	M	$119.0	M	$123.0	M	$159.1	M
Third Quarter	$140.5	M	$143.5	M	$144.9	M	$115.5	M	$120.0	M	$125.0	M	$142.0	M
Fourth Quarter	$466.7	M	$477.1	M	$481.7	M	$392.1	M	$405.1	M	$423.0	M	$483.3	M
Total	$893.2	M	$913.6	M	$926.1	M	$729.6	M	$756.6	M	$790.0	M	$921.6	M

The Compensation Committee believes that net revenues and adjusted EBITDA are the best measures of our annual financial performance, as they are important valuation measures often monitored by stockholders. Our adjusted EBITDA and revenue growth performance determined the funding of the bonus pool, which was then subject to negative discretion from the Compensation Committee. Individual performance multipliers are then applied in order to determine individual bonus amounts, with the total payouts to all participants under the Quarterly Bonus Plan not to exceed the size of the funding pool. The individual multiplier is based on their contribution towards achieving our strategic and functional imperatives and meeting the financial objectives of our annual operating plan.

Bonus Decisions

At each of its quarterly meetings where it reviewed our financial results for purposes of the 2014 Quarterly Bonus Plan, the Compensation Committee considered the potential bonus payments for our Named Executive Officers. For each of the first, second and fourth fiscal quarters, our adjusted EBITDA exceeded the pre-established threshold performance levels, thereby making our executive officers eligible for a bonus payment for each such fiscal quarter. In the third quarter, our adjusted EBITDA was $200,000 below the established threshold performance level due to increased general and administrative costs incurred during the quarter in connection with the Company’s efforts to explore a potential sale of the Company. Due to the extraordinary nature of the expense that resulted in the decrease to adjusted EBITDA for the quarter and the desire to incentivize performance in the fourth quarter, the Compensation Committee determined to fund the pool for the third quarter. The overall bonus plan funding was based on net revenue performance for each of the four quarters. The individual performance multiplier ranged from –20% to +16%.

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The following table presents the quarterly bonus payments that were made to the Named Executive Officers under the 2014 Quarterly Bonus Plan.

Named Executive Officer	Fiscal Quarter	Bonus Payment	Percent of Target
Mr. Housenbold	First	$130,000	100%
	Second	$130,000	100%
	Third	$130,000	100%
	Fourth	$305,200	109%
	Total for 2014	$695,200	104%
Mr. Regan	First	$32,400	100%
	Second	$32,400	100%
	Third	$29,150	90%
	Fourth	$58,300	90%
	Total for 2014	$152,250	94%
Mr. McCormick	First	$31,600	100%
	Second	$25,280	80%
	Third	$31,600	100%
	Fourth	$73,300	116%
	Total for 2014	$161,780	102%
Mr. Menon	First	N/A	N/A
	Second	N/A	N/A
	Third	N/A	N/A
	Fourth	$39,750	105%
	Total for 2014	$39,750	105%
Mr. Srivastava	First	N/A	N/A
	Second	N/A	N/A
	Third	N/A	N/A
	Fourth	$44,200	85%
	Total for 2014	$44,200	85%

The cash bonuses paid to the Named Executive Officers for 2014 are set forth in the “2014 Summary Compensation Table” below.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to motivate our Named Executive Officers, by providing them with the opportunity to build an equity interest in our company and to share in the potential appreciation of the value of our common stock. In 2014, we granted PBRSU awards and RSU awards as our long-term incentive compensation for the following reasons:

●	Equity awards foster employee stock ownership and focus our executive officers on increasing long-term stockholder value.

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●

Beginning in 2008 and continuing through 2014, our approach in using equity awards has been consistent with trends in the technology sector by shifting the emphasis from stock options to PBRSU and RSU awards. Both award types are an increasingly prevalent component of long-term incentive compensation, most importantly due to their more predictable accounting expense, greater efficiency in use of stockholder resources (as they are less dilutive than stock options) and greater retention value — particularly in an environment of volatile stock prices.

●	PBRSU awards are only earned if we achieve pre-established financial performance objectives, supporting our goal of aligning the interests of our executive officers with those of our stockholders.

In determining the amount of the long-term incentive compensation awards for our Named Executive Officers, the Compensation Committee takes into account each executive officer’s qualifications and experience, position and scope of responsibility, the remaining vesting period and expected value (and thus, retention value) of his or her outstanding equity awards, his ability to affect profitability and stockholder value, his or her historical and recent job performance, our desired equity compensation position with respect to the competitive market, and the potential value of equity awards in relation to other elements of total direct compensation. In making equity award decisions, the Compensation Committee’s primary objectives are to reward long-term individual performance, maximize executive retention and align the long-term incentive compensation of our Named Executive Officers with stockholder interests. The Compensation Committee does not place any specific weight on these factors, nor does it apply a formula to determine the amounts awarded.

2014 Equity Awards

In February 2014, the Compensation Committee approved equity awards for our Named Executive Officers. These equity awards consisted of time-based RSU awards and PBRSU awards. The award mix was set at 55% PBRSU and 45% RSU for the CEO and 50% each for the Named Executive Officers. In the case of our CEO, the Compensation Committee exercised its judgment to set the amount of his equity award at a level intended to reinforce the link between his long-term compensation and our corporate performance and increasing stockholder value and, at the same time, encouraging retention of his ongoing leadership. The equity award amounts were determined by the Compensation Committee, in its judgment, to be the appropriate amounts necessary to encourage the successful execution of our long-term business objectives and retention of these individuals.

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Mr. Menon and Mr. Srivastava joined Shutterfly during 2014 and received long-term incentive awards at the time they were hired. When determining the size of these initial equity awards, the Compensation Committee considered several factors including, competitive equity grant values for similar roles among our peers, their compensation package and equity holdings that would be forfeited with their former employer, and internal equity between Shutterfly Named Executive Officers.

The equity awards granted to the Named Executive Officers in February 2014 were as follows:

Named Executive Officer	Aggregate Grant Date Fair Value of Equity Awards	RSU Awards (number of shares of common stock)	PBRSU Awards (target number of shares of common stock)
Mr. Housenbold	$8,044,848	75,600	92,400
Mr. Regan	$927,800	10,000	10,000
Mr. McCormick	$2,087,550	22,500	22,500
Mr. Menon *	$4,129,000	50,000	50,000
Mr. Srivastava *	$4,445,440	46,000	46,000

*	Reflects awards granted to Messrs. Menon and Srivastava on their respective hire dates of November 3, 2014 and July 21, 2014.

Restricted Stock Unit Awards

The RSU awards granted to Named Executive Officers, in February 2014 were subject to a time-based vesting requirement. Specifically, these awards vest in four equal annual installments beginning on the first anniversary of the date of grant and are subject to continued employment

CEO Performance-Based Restricted Stock Unit Awards

The shares of our common stock subject to the PBRSU awards granted to our CEO in February 2014 were to be earned based on the application of the following formula:

●	Trigger Performance Objective — For any shares of our common stock to be earned pursuant to these PBRSU awards, the Company’s cumulative EBITDA for the two-year performance period from January 1, 2014 through December 31, 2015 (the “Performance Period”) must equal or exceed the target performance level established by the Compensation Committee for the Performance Period.

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●	Funding Performance Objective — Assuming the Trigger Performance Objective is satisfied, the preliminary number of shares of our common stock earned pursuant to these PBRSU awards is to be based on Shutterfly’s cumulative revenue growth for the Performance Period as follows:

Performance Level	Percentage of Revenue Target Achieved(1)	Percentage of PBRSU Award Shares Preliminarily Earned(1)
Threshold	80%	50%
Target	100%	100%
Maximum	150%	175%

(1)	For purposes of the PBRSU awards, achievement between the threshold and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis.

●	Relative TSR Modifier — The preliminary number of shares of our common stock earned at the end of the Performance period is subject to modification based on our two-year cumulative total stockholder return (“TSR”) over the Performance Period relative to the Russell 2000 Index as follows:

Performance Level	Relative Total Stockholder Return Compared to Russell 2000 Index(2)	Percentage of Preliminary PBRSU Award Shares Earned(2)
Minimum	If our TSR is 25 percentage points or lower than the Russell 2000 Index	75%
Target	If our TSR is equal to the Russell 2000 Index	100%
Maximum	If our TSR is 25 percentage points or higher than the Russell 2000 Index	125%

(2)	For purposes of the PBRSU awards, achievement between the minimum and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis: every whole percentage point of our two-year cumulative TSR growth that is above or below the Russell 2000 Index will increase or decrease, respectively, 1% from the preliminary number of shares earned at the end of the Performance Period.

●	Earned Share Vesting — Vesting of any shares of our common stock earned pursuant to the PBRSU awards will occur on the second and third anniversary of the date of grant, with 50% vesting on each anniversary, subject to a Named Executive Officer’s continued service through the applicable vesting date.

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Performance-Based Restricted Stock Units — Named Executive Officers

For the Named Executive Officers, excluding our CEO, the PBRSUs would be earned if (1) we met the corporate annual revenue goal of $900 million and (2) we met the corporate annual EBITDA goal of $160 million. We met both goals in 2014, with actual revenue of $921.6 million and actual EBITDA of $166.8 million. As a result of meeting both goals, 100% of the PBRSUs will vest in four annual installments of 25% per year beginning in 2015.

2015 CEO Equity Awards

As previously discussed, our CEO received a portion of his 2015 equity grant in November 2014 as part of the retention strategy. This consisted of a time-based restricted stock unit award for 162,000 shares of our common stock with a grant date fair value of $6,805,620. In January 2015, the Compensation Committee the Board approved the performance conditions on the performance-based component of our CEO’s 2015 equity grant, which consisted of 198,000 performance-based restricted stock units at target. The shares of our common stock subject to the PBRSU awards are to be earned based on the application of the following formula:

●	Trigger Performance Objective — For any shares of our common stock to be earned pursuant to this award, Shutterfly’s EBITDA, excluding any acquisitions, for the performance period from January 1, 2015 through December 31, 2015 (the “Performance Period”) must equal or exceed the target performance level established by the Compensation Committee for the Performance Period.

●	Funding Performance Objective — Assuming the Trigger Performance Objective is satisfied, the preliminary number of shares of our common stock earned pursuant to this award is to be based on Shutterfly’s revenue, excluding any acquisitions during 2015, for the Performance Period as follows:

Performance Level	Percentage of Revenue Target Achieved(1)	Percentage of PBRSU Award Shares Preliminarily Earned(1)
Threshold	98.6%	50%
Target	100%	100%
Maximum	106.9%	175%

(1)	For purposes of this award, achievement between the threshold and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis.

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●	Relative TSR Modifier — The preliminary number of shares of our common stock earned at the end of the Performance period is subject to modification based on our two-year cumulative total stockholder return (“TSR”) over the Performance Period relative to the Russell 2000 Index as follows:

Performance Level	Relative Total Stockholder Return Compared to Russell 2000 Index(2)	Percentage of PBRSU Award Shares Preliminarily Earned(2)
Minimum	If our TSR is 25 percentage points or lower than the Russell 2000 Index	75%
Target	If our TSR is equal to the Russell 2000 Index	100%
Maximum	If our TSR is 25 percentage points or higher than the Russell 2000 Index	125%

(2)	For purposes of this award, achievement between the minimum and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis.

●	Earned Share Vesting — Vesting of earned PBRSU under the funding goal will occur over 3 years; one third on the 1st anniversary of the grant based on achievement of performance goals, and one third on both the 2nd and 3rd anniversaries of the grant assuming continued service until that date. Vesting of earned PBRSUs under the relative TSR modifier will occur over 3 years, with two thirds on the 2nd anniversary of the grant based on achievement of market goals; and the remaining one third on the 3rd anniversary of the grant assuming continued service until that date.

Health and Welfare Benefits

We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we do not match any contributions made to the plan by our employees, including our executive officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

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In addition, we provide other benefits to our Named Executive Officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2014, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Termination and Change in Control Arrangements

Under the terms of their employment arrangements with us and our equity-based compensation plans, our CEO and the other Named Executive Officers are eligible for payments and benefits upon the occurrence of specified events, including termination of employment (with and without cause) in connection with a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section entitled “Potential Payments upon Termination or Change of Control” below.

In the case of each employment agreement, the terms of these arrangements were set through arms-length negotiations with each of the Named Executive Officers. As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some of the companies in our compensation peer group. This approach was used by the Compensation Committee in setting the amounts payable and the triggering events under the arrangements. None of the Named Executive Officers are entitled to any single-trigger benefits or 280G excise tax gross-up payments.

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The termination of employment provisions of the employment agreements were entered into to address competitive concerns when the Named Executive Officers were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join the Company. At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring the individual and the expected compensation upon joining us.

Other Compensation Policies

Stock Ownership Policy

We believe that stock ownership by our CEO and the members of our Board of Directors is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. The Compensation Committee has adopted a stock ownership policy requiring that our CEO and the members of our Board of Directors own a minimum dollar amount of our common stock. These mandatory ownership levels are intended to create a clear standard that ties a portion of these individuals’ net worth to our stock price performance. The current ownership levels are as follows:

Individual Subject to Stock Ownership Policy	Minimum Required Level of Stock Ownership
Chief Executive Officer	Four times current annual base salary
Members of our Board of Directors	$100,000

As of December 31, 2014, our CEO and each member of our Board of Directors who is subject to the policy have satisfied his required stock ownership level.

Compensation Recovery Policy

The Compensation Committee has adopted an Executive Officer Recoupment Policy that provides for the recovery of annual incentive compensation from any of our executive officers, including the Named Executive Officers, in the event of a substantial financial restatement resulting from the fraud or intentional misconduct of any executive officer. We intend to update this policy, to the extent necessary, once the SEC adopts final rules implementing Section 954 of the Dodd-Frank Act.

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Anti-Hedging Policy

Under our stock ownership policy, our CEO and the members of our Board of Directors are prohibited from speculating in our equity securities, including the use of short sales, “sales against the box,” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Additionally, under our insider trading policy, no employee, officer or member of our Board of Directors may acquire, sell or trade in any interest or position relating to the future price of our equity securities. The 2006 Equity Plan prohibits the pledging of company stock.

Equity Award Policy

We maintain a policy regarding the timing of the grant of equity awards that provides, among other things, that:

●	Our CEO has the authority to grant equity awards to employees who are not executive officers;

●	Equity awards for newly-hired and promoted employees will be granted once each month; and

●	Options to purchase shares of our common stock for our executive officers will be granted by the Compensation Committee on a quarterly basis on the 15th day of the second month of each calendar quarter.

The exercise price for all options to purchase shares of our common stock must be equal to the fair market value of our common stock on the date of grant. For this purpose, the fair market value of our common stock is determined based on the closing market price of a share of our common stock on the NASDAQ Stock Market on the grant date. If the NASDAQ is closed for trading on that date, the option exercise price is based on the closing market price of a share of our common stock on the next trading day.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of

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$1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit.

Where reasonably practicable, the Compensation Committee seeks to qualify the variable compensation paid to our executive officers for the “performance-based compensation” exemption from the deductibility limit. The Compensation Committee has structured the 2006 Plan and the 2014 Bonus Plan with the intention that the equity awards granted and the bonuses paid, respectively, under such plans may qualify for deductibility. To maintain flexibility and promote simplicity in the administration of these plans, however, other compensation, such as time-based RSU awards, is sometimes not designed to qualify for deductibility under Section 162(m).

In approving the amount and form of compensation for our executive officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). From time to time, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and members of our Board of Directors, including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though the recipient of the awards may never realize any value from their awards.

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COMPENSATION TABLES

Summary Compensation Table

The following table presents compensation information for each Named Executive Officer for the year ended December 31, 2014, and, to the extent required by SEC compensation disclosure rules, the years ended December 31, 2013 and 2012. The table does not include columns for “Option Awards,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” because there were no amounts to report for the years presented.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Total ($)
Jeffrey T. Housenbold	2014	639,167	—		14,850,468	695,200	16,184,835
President and	2013	555,000	—		12,011,800	619,940	13,186,740
Chief Executive Officer	2012	526,667	250,000		11,868,000	657,200	13,301,867

Brian M. Regan(5)	2014	404,167	—		927,800	152,250	1,484,217
Senior Vice President,	2013	400,000	—		497,040	163,990	1,061,030
Chief Financial Officer	2012	148,718	135,000		4,857,700	60,000	5,201,418

Daniel C. McCormick	2014	394,167	—		2,087,550	161,780	2,643,497
Senior Vice President,	2013	362,000	—		4,394,100	146,610	4,857,710
Chief Operating Officer	2012	297,667	85,000		2,967,000	113,850	3,463,517

Satish Menon(6)	2014	60,000	—		4,129,000	39,750	4,228,750
Senior Vice President,
Chief Technical Officer

Gautam Srivastava(7)	2014	146,667	5,000	(8)	4,445,440	44,200	4,641,307
Former Senior Vice
President, Chief Human
Resources Officer

(1)	The amounts reflected in this column represent base salary increases that became effective on March 1, 2014, and for our Chief Executive Officer, an additional base salary increase that became effective on December 1, 2014. The base salary amounts for Messrs. Menon and Srivastava have been prorated to reflect amounts earned since their respective dates of hire in 2014. See footnotes 6 and 7 below.

(2)	The amounts reported in this column represent discretionary bonuses awarded at the direction of our Compensation Committee in 2012.

(3)

The amounts reported in this column represent the aggregate grant date fair value of RSUs and PBRSUs awarded to each Named Executive Officer in the respective years computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. The grant date fair value for time-based RSUs is determined using the closing fair market value of our common

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stock on the date of grant. The grant date fair value of PBRSUs was calculated based on the probable outcome of the performance measures on the date of grant. For information regarding the assumptions used to calculate grant date fair value, see note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. Only the PBRSU awarded to Mr. Housenbold provided for shares to be earned at threshold, target and maximum levels. Assuming the highest level of performance was achieved for the PBRSU awarded to Mr. Housenbold, the maximum grant date fair value was $9,926,359. See the “Grants of Plan-Based Awards” table below for more information about the RSUs and PBRSUs awarded during 2014. The amounts reported in this column reflect stock-based compensation expense for these equity awards, and do not correspond to the actual value that may be recognized by each Named Executive Officer.

(4)	The amounts reported in this column represent cash awards earned by each Named Executive Officer under our 2012, 2013 and 2014 Bonus Plans for executive staff.

(5)	Mr. Regan joined Shutterfly on August 20, 2012.

(6)	Mr. Menon joined Shutterfly on November 3, 2014.

(7)	Mr. Srivastava joined Shutterfly on July 21, 2014 and resigned effective February 20, 2015.

(8)	The amount reported in this column represents a one-time sign-on bonus.

Grants of Plan-Based Awards

The following table provides information on incentive awards granted to each Named Executive Officer during the year ended December 31, 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards($)(1)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey T. Housenbold	Cash(2)(3)	N/A	502,500	670,000	1,340,000	—	—	—	—	—
	PBRSU(4)	2/13/14	—	—	—	34,650	92,400	202,125	—	4,537,764
	RSU(5)	2/13/14	—	—	—	—	—	—	75,600	3,507,084
	RSU(5)	11/20/14	—	—	—	—	—	—	162,000	6,805,620

Brian M. Regan	Cash(2)	N/A	121,500	162,000	324,000	—	—	—	—	—
	PBRSU(6)	2/13/14	—	—	—	—	10,000	—	—	463,900
	RSU(5)	2/13/14	—	—	—	—	—	—	10,000	463,900

Daniel C. McCormick	Cash(2)	N/A	118,500	158,000	316,000	—	—	—	—	—
	PBRSU(6)	2/13/14	—	—	—	—	22,500	—	—	1,043,775
	RSU(5)	2/13/14	—	—	—	—	—	—	22,500	1,043,775

Satish Menon	Cash(2)(7)	N/A	43,200	57,600	115,200	—	—	—	—	—
	PBRSU(6)	11/3/14	—	—	—	—	50,000	—	—	2,064,500
	RSU(5)	11/3/14	—	—	—	—	—	—	50,000	2,064,500

Gautam Srivastava	Cash(2)(8)	N/A	39,000	52,000	104,000	—	—	—	—	—
	PBRSU(6)	7/21/14	—	—	—	—	46,000	—	—	2,222,720
	RSU(5)	7/21/14	—	—	—	—	—	—	46,000	2,222,720

(1)

The amounts reported in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value for time-based RSUs is determined using the closing fair market value of the Company’s common stock on the date of grant. The grant date fair value of PBRSUs was calculated based on the probable outcome of the performance measures on the date of grant. For information regarding the assumptions used to calculate grant date fair value, see note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

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(2)

The amounts reported represent possible aggregate annual cash awards payable to each Named Executive Officer under our 2014 Bonus Plan for executive staff. Actual payouts under the 2014 Bonus Plan were approved by the Compensation Committee on a quarterly basis based on our actual performance.

(3)	Reflects the increase in Mr. Housenbold’s annual base salary to $700,000 that became effective on December 1, 2014.

(4)	The amounts reported represent the possible number of PBRSUs that could have been earned by our CEO under an award made pursuant to the 2006 Plan. The PBRSUs are earned only upon our achievement of pre-determined performance measures for the year ended December 31, 2014 and the year ending December 31, 2015 and remain subject to time-based vesting requirements once earned. The Compensation Committee will determine whether the corporate performance measures have been achieved based on our actual performance at the end of the two-year performance period.

(5)	The amounts reported represent RSUs subject to time-based vesting requirements granted under the 2006 Plan or pursuant to an inducement award agreement between the Named Executive Officer and Shutterfly entered into during 2014.

(6)	The amounts reported represent the possible number of PBRSUs that could have been earned by the Named Executive Officer under an award made pursuant to the 2006 Plan or an inducement award agreement between the Named Executive Officer and Shutterfly entered into during 2014.

(7)	Mr. Menon was hired in November 2014 and participated in our 2014 Bonus Plan for the fourth quarter of 2014. The amounts earned by Mr. Menon were prorated to reflect his start date.

(8)	Mr. Srivastava was hired in July 2014 and participated in our 2014 Bonus Plan for the fourth quarter of 2014.

The material terms of our 2014 Bonus Plan necessary to an understanding of the possible aggregate cash awards payable to our Named Executive Officers, including the quarterly corporate performance measures under the plan, are described in the “Compensation Discussion and Analysis” above under “Compensation Program Elements — Short-term Incentive Program.”

The material terms of the RSUs and PBRSUs awarded to Named Executive Officers during 2014, including the vesting schedules applicable to the RSUs and the performance measures applicable to the PBRSUs, are described in the “Compensation Discussion and Analysis” above under “Compensation Program Elements — Long-term Incentive Compensation.”

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Outstanding Equity Awards at Year-End

The following table provides information regarding equity awards held by each Named Executive Officer as of December 31, 2014. No Named Executive Officer has any other outstanding form of equity award.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jeffrey T. Housenbold	2/15/2011	(2)	30,625	1,277,063	—	—
	2/15/2012	(3)	66,666	2,779,972	—	—
	2/14/2012	(3)	66,666	2,779,972	—	—
	2/13/2013	(3)	96,666	4,030,972	—	—
	2/13/2013	(3)	96,666	4,030,972	—	—
	2/13/2014	(4)	75,600	3,152,520	—	—
	2/13/2014	(5)	—	—	202,125	8,428,613
	11/20/2014	(6)	162,000	6,755,400	—	—
Brian M. Regan	8/20/2012	(7)	77,500	3,231,750	—	—
	2/13/2013	(3)	4,000	166,800	—	—
	2/13/2013	(3)	4,000	166,800	—	—
	2/13/2014	(4)	10,000	417,000	—	—
	2/13/2014	(8)	—	—	10,000	417,000
Daniel C. McCormick	2/15/2011	(2)	8,575	357,578	—	—
	2/15/2012	(3)	16,666	694,972	—	—
	2/14/2012	(3)	16,666	694,972	—	—
	2/13/2013	(3)	35,000	1,459,500	—	—
	2/13/2013	(3)	35,000	1,459,500	—	—
	2/13/2014	(4)	22,500	938,250	—	—
	2/13/2014	(8)	—	—	22,500	938,250
Satish Menon	11/3/2014	(2)	50,000	2,085,000	—	—
	11/3/2014	(9)	—	—	50,000	2,085,000
Gautam Srivastava	7/21/2014	(2)	46,000	1,918,200	—	—
	7/21/2014	(10)	—	—	46,000	1,918,200

(1)	Value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our stock ($41.70) on December 31, 2014, the last trading day of 2014.

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(2)	The shares subject to this RSU vested or will vest in four equal annual installments on February 15 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(3)	The shares subject to this RSU vested or will vest in three equal annual installments on February 15 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(4)	The shares subject to this RSU vested or will vest in four equal annual installments on February 18 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(5)	Represents the estimated future award of PBRSUs at the maximum performance level based on Company performance through the year ended December 31, 2014. The PBRSUs are earned upon the Company’s achievement of cumulative EBITDA and revenue performance measures, as adjusted by achievement of total stockholder return measures, for the two-year period ending December 31, 2015.

(6)	The shares subject to this RSU will vest in three equal annual installments on November 21 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(7)	The shares subject to this RSU vested or will vest in four equal annual installments on September 17 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(8)	Represents PBRSUs that are earned upon the Company’s achievement of revenue and annual EBITDA performance measures for the year ended December 31, 2014. The PBRSUs were earned in 2015 upon a determination by the Compensation Committee that the performance measures had been achieved. The earned PBRSUs vest in four annual installments of 25% per year beginning on February 18, 2015, provided the Named Executive Officer is still employed by us on each such vesting date.

(9)	The shares subject to this RSU will vest in four equal annual installments on November 17 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(10)	The shares subject to this RSU will vest in four equal annual installments on August 15 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

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Option Exercises and Stock Vested

The following table provides information regarding stock option exercises by our Named Executive Officers during the year ended December 31, 2014, and the number of shares issued to each Named Executive Officer upon vesting of RSUs during 2014. Value realized on option exercise is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Value realized on vesting of RSUs is based on the fair market value of our common stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey T. Housenbold	—	—	260,629	12,416,270
Brian M. Regan	—	—	42,750	2,053,660
Daniel C. McCormick	2,919	51,362	76,909	3,663,945
Satish Menon	—	—	—	—
Gautam Srivastava	—	—	—	—

Potential Payments upon Termination or Change of Control

We have entered into termination of employment and change-in-control arrangements with our Named Executive Officers as summarized below:

Jeffrey T. Housenbold. Mr. Housenbold’s initial offer letter and subsequent amendments provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Housenbold terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Housenbold gives 45 days written notice of such occurrence and the Company has 30 days opportunity to cure), Mr. Housenbold will receive severance equal to 15 months of salary plus 125% of the full amount of the target bonus for the year in which the termination occurred, and all then-unvested options and RSUs (including performance-based RSUs) granted to Mr. Housenbold will fully vest on his termination date.

We have also agreed that in the event we terminate Mr. Housenbold’s employment without cause, or if Mr. Housenbold terminates his employment for good reason, Mr. Housenbold will receive 12 months of salary plus the full amount

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of the target bonus for the year in which the termination occurred as severance, 12 months of COBRA benefits and accelerated vesting of that portion of any then-unvested options and RSUs (including performance-based RSUs) granted to Mr. Housenbold that would have vested over the next 12 months immediately following the termination. In addition, Mr. Housenbold’s exercise period for any options vested and outstanding as of the termination date will be 24 months. Our obligation to make any severance payments is expressly conditioned upon Mr. Housenbold’s execution and delivery of a general release and waiver of all claims.

In the event that a portion of the severance and other benefits provided to Mr. Housenbold under the offer letter or any other agreement, benefit, plan or policy of Shutterfly are subject to a specified federal excise tax in connection with a change of control, such severance and other benefits will be reduced on a pre-tax basis if such reduction would provide Mr. Housenbold with a greater amount of severance and other benefits on an after-tax basis.

For purposes of Mr. Housenbold’s employment offer letter, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Shutterfly after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Shutterfly.

The following table summarizes the potential payments and benefits payable to Mr. Housenbold upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Housenbold was terminated on December 31, 2014. Mr. Housenbold’s employment contract requires that the severance payment be paid in a lump sum.

						Following a Change of Control
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause		Termination For Good Reason		Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$700,000		$700,000		$875,000	$875,000
Bonus	$—	$700,000		$700,000		$875,000	$875,000
Health Benefits	$—	$25,012	(1)	$25,012	(1)	$—	$—
Value of accelerated stock options	$—	$—		$—		$—	$—
Value of accelerated restricted stock units	$—	$13,907,909		$13,907,909		$33,235,484	$33,235,484

(1)	This amount reflects our maximum 12 month obligation. If Mr. Housenbold becomes covered by another employer’s health plan during such 12 month period, then our obligation to pay Mr. Housenbold’s health plan coverage shall cease.

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Brian M. Regan. Mr. Regan’s initial offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Regan terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Regan will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Regan will fully vest on his termination date. In addition, any of Mr. Regan’s vested options will continue to be exercisable for an additional 12 months after termination of service.

We also agreed that in the event we terminate Mr. Regan’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Regan will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments was expressly conditioned upon Mr. Regan’s execution and delivery of a general release and waiver of all claims and return of all company property.

For purposes of Mr. Regan’s employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly was not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there was no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders ceased to own their shares or other equity interest in the Company, or (5) any other transaction which qualified as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company gave up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

The following table summarizes the potential payments and benefits that would have been payable to Mr. Regan upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Regan had been terminated on December 31, 2014. Mr. Regan’s employment agreement requires that the severance payment be paid in a lump sum.

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					Following a Change of Control
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause		Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$202,500		$—	$202,500	$202,500
Bonus	$—	$—		$—	$—	$—
Health Benefits	$—	$12,506	(1)	$—	$—	$—
Value of accelerated stock options	$—	$—		$—	$—	$—
Value of accelerated restricted stock units	$—	$—		$—	$1,991,175	$1,991,175

(1)	This amount reflects our maximum six month obligation. If Mr. Regan became covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Regan’s health plan coverage shall cease.

Daniel C. McCormick. Mr. McCormick’s initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. McCormick terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. McCormick will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. McCormick will fully vest on his termination date. In addition, any vested options of Mr. McCormick will continue to be exercisable for an additional 12 months after termination of service.

We have also agreed that in the event we terminate Mr. McCormick’s employment without cause, he will receive six months of salary as severance, six months of paid COBRAbenefits and any vested options granted to Mr. McCormick will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. McCormick’s execution and delivery of a general release and waiver of all claims and return of all Company property.

For purposes of Mr. McCormick’s employment offer letter and amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the

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Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

The following table summarizes the potential payments and benefits payable to Mr. McCormick upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. McCormick was terminated on December 31, 2014. Mr. McCormick’s employment agreement requires that the severance payment be paid in a lump sum.

				Following a Change of Control
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$197,500	$—	$197,500	$197,500
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	$—	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$3,676,147	$3,676,147

Satish Menon. Mr. Menon’s initial offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Menon terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Menon will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Menon will fully vest on his termination date. In addition, any vested options of Mr. Menon will continue to be exercisable for an additional 12 months after termination of service.

We have also agreed that in the event we terminate Mr. Menon’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Menon will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. Menon’s execution and delivery of a general release and waiver of all claims and return of all Company property.

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For purposes of Mr. Menon’s employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the Company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

The following table summarizes the potential payments and benefits payable to Mr. Menon upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Menon was terminated on December 31, 2014. Mr. Menon’s employment offer letter & amendment requires that the severance payment be paid in a lump sum.

					Following a Change of Control
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause		Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$180,000		$—	$180,000	$180,000
Bonus	$—	$—		$—	$—	$—
Health Benefits	$—	$11,187	(1)	$—	$—	$—
Value of accelerated stock options	$—	$—		$—	$—	$—
Value of accelerated restricted stock units	$—	$—		$—	$1,042,500	$1,042,500

(1)	This amount reflects our maximum six month obligation. If Mr. Menon becomes covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Menon’s health plan coverage shall cease.

Gautam Srivastava. Mr. Srivastava resigned as our Senior Vice President, Chief Human Resources Officer effective February 20, 2015 and received no payments or benefits in connection with his termination of employment with us. Mr. Srivastava’s initial offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Srivastava terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base

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salary), Mr. Srivastava will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Srivastava will fully vest on his termination date. In addition, any vested options of Mr. Srivastava will continue to be exercisable for an additional 12 months after termination of service.

We have also agreed that in the event we terminate Mr. Srivastava’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Srivastava will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. Srivastava’s execution and delivery of a general release and waiver of all claims and return of all Company property.

For purposes of Mr. Srivastava’s employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the Company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

The following table summarizes the potential payments and benefits payable to Mr. Srivastava upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Srivastava was terminated on December 31, 2014. Mr. Srivastava’s employment offer letter & amendment requires that the severance payment be paid in a lump sum.

				Following a Change of Control
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$162,500	$—	$162,500	$162,500
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	$—	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$959,100	$959,100

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DIRECTOR COMPENSATION

The following table provides compensation information for each person who served as a director during 2014, except for Mr. Housenbold who does not receive any compensation for his service as a member of the Board. Mr. Housenbold’s compensation is summarized in the “Compensation Discussion and Analysis” and “Compensation Tables” above.

	Year ended December 31, 2014
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Philip A. Marineau	42,500	284,982	327,482
Eric J. Keller	15,000	234,964	249,964
Stephen J. Killeen.	10,000	199,988	209,988
Nancy J. Schoendorf	10,000	219,963	229,963
Ann Mather	—	199,988	199,988
Brian T. Swette	—	199,988	199,988
James N. White	—	199,988	199,988
Michael P. Zeisser	—	199,988	199,988

(1)	The amount in this column represents the aggregate grant date fair value of stock awards granted to each director during 2014 computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used to calculate grant date fair value, see note 8 of our notes to consolidated financial statements included in our Annual Report on Form 10-K for year ended December 31, 2014. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by each director. As of December 31, 2014, the above-listed directors held outstanding unvested RSUs under which the following shares of our common stock are issuable: Mr. Marineau (12,351); Mr. Keller (11,104); Mr. Killeen (10,232); Ms. Mather (7,698); Ms. Schoendorf (10,730); Mr. Swette (10,232); Mr. White (10,232); Mr. Zeisser (7,698).

Cash Compensation. Each of our independent directors who is not affiliated with one of our major stockholders who serves as a chairperson of a Board committee receives the following annual cash retainer, paid in quarterly installments, for each year of such service: for service as the chairperson of the Audit Committee, $15,000; for chairperson of the Compensation Committee, $10,000; for chairperson of the Governance Committee, $10,000. The Chairman of the Board of Directors receives an annual cash retainer of $42,500. For 2014, the Chairman of the Board is Philip A. Marineau.

Restricted Stock Unit Awards. Each of our independent directors receives an annual restricted stock unit award worth $200,000 as determined based on the closing price on the date of grant. In addition, the Chairman of the

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Board is entitled to an additional annual restricted stock unit award worth $85,000, the chair of the Audit Committee is entitled to an additional annual restricted stock unit award worth $35,000, and the chair of the Compensation Committee is entitled to an additional restricted stock unit award worth $20,000, each as determined based on the closing price on the date of grant. The annual awards are subject to annual vesting over a three-year period from the date of grant, and the additional awards for chair positions are subject to annual vesting over a one-year period from the date of grant. Based on a May to May term cycle for all directors, if a new Board member is appointed at any other time during the year, the annual restricted stock award may be prorated based on the term of service for that year.

Following the 2014 Annual Meeting held on May 21, 2014, we granted each independent director an annual RSU award for his or her service as a director of the Company valued at $200,000. We also granted Mr. Marineau an additional RSU award valued at $85,000 for his service as Chairman of the Board, Mr. Keller an additional RSU award valued at $35,000 for his service as Chairman of the Audit Committee and Ms. Schoendorf an additional RSU award valued at $20,000 for her services as Chairwoman of the Compensation Committee. In each case, the RSUs were valued based on the closing price of our common stock on May 21, 2014 of $40.11 and granted pursuant to the terms and conditions of our 2006 Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

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CERTAIN TRANSACTIONS

From January 1, 2014 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which the Company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest.

Our Audit Committee reviews the fairness and approval of any proposed transaction between management and other related parties of the Company (other than transactions that are subject to review by the Compensation Committee) that are brought to the attention of the Audit Committee. In addition, our Code of Conduct and Ethics sets forth factors that should be considered in determining whether there may be a direct or indirect material interest, such as the size and nature of the person’s interest; the nature of the Company’s relationship with the other entity; whether the person has access to confidential Company information; and whether the person has an ability to influence Company decisions that would affect the other entity.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jeffrey T. Housenbold
Chief Executive Officer
and President

Redwood City, California
November 18, 2015

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Appendix A

SHUTTERFLY, INC.

2015 EQUITY INCENTIVE PLAN

1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.    SHARES SUBJECT TO THE PLAN.

2.1     Number of Shares Available. Subject to Sections 2.4 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 1,400,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2006 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below) (ii) shares that are subject to options or other awards granted under the Prior Plan that cease to be subject to Awards by forfeiture or otherwise after the Effective Date for any reason; (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of options or stock appreciation rights that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price; and (v) shares that are subject to options or other awards granted under the Prior Plan that otherwise terminate without Shares being issued. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2     Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Option or SAR, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an

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Option exercise price. To the extent that a Performance Award in the form of a cash bonus has been made, such Award will not reduce the number of Shares available for issuance under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3     Limitations. No more than 1,400,000 Shares shall be issued pursuant to the exercise of ISOs.

2.4     Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.3, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.   ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible for the grant of more than one million (1,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards.

4.     ADMINISTRATION.

4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)     construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)     prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)     select persons to receive Awards;

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(d)     determine the form, terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax or similar liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)     determine the number of Shares or other consideration subject to Awards;

(f)     determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)     determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)     grant waivers of Plan or Award conditions;

(i)      determine the vesting, exercisability and payment of Awards;

(j)      correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)     determine whether an Award has been earned;

(l)      reduce or waive any criteria with respect to Performance Factors;

(m)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(n)     Adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

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(o)     make all other determinations necessary or advisable for the administration of this Plan;

(p)     delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders; and

(q)     to exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants.

4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3    Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items,

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events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

4.4     Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5     Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b)   determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/ or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.    OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1     Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y)

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select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2     Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3     Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4     Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5     Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided

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in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)     If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)     If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c)     If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d)     If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

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5.7     Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8     Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9     Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10   No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK AWARDS.

6.1     Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2     Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock

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Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3     Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement, and in accordance with any procedures established by the Company.

6.4     Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5     Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.    STOCK BONUS AWARDS.

7.1     Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible Employee, Consultant or Director of Shares for services to be rendered or for past services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2     Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may

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be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3     Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4     Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.    STOCK APPRECIATION RIGHTS.

8.1     Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2     Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3     Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares

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subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4     Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

9.    RESTRICTED STOCK UNITS.

9.1     Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2     Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3     Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4     Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

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10.  PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement that specifically references this Section 10.

10.1  Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a)     Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)     Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)     Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2  Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares (if any); (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length

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and starting date of any Performance Period; (y) select from among the Performance Factors to be used and (z) determine the number of Shares deemed subject to the Performance Award (if any). Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible for the grant of more than ten million dollars ($10,000,000) in Performance Awards denominated in cash in any calendar year under this Plan.

10.3  Value, Earning and Timing of Performance Shares. Any Award of Performance Shares will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of an Award of Performance Shares will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share Award in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Shares may also be settled in Restricted Stock.

10.4  Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.  PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)     by cancellation of indebtedness of the Company to the Participant;

(b)     by surrender of shares of capital stock of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)     by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)     by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)     by any combination of the foregoing; or

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(f)     by any other method of payment as is permitted by applicable law.

12.  GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1  Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate grant date fair value of Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed $400,000.

12.2  Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected, re-elected or appointed as a member of the Board will be eligible to receive an Award under this Section 12.

12.3  Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4   Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13.  WITHHOLDING TAXES.

13.1   Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or applicable Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

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13.2  Stock Withholding. The Committee, as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount that will not cause adverse accounting treatment for the Company or any Parent or Subsidiary, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount that will not cause adverse accounting treatment for the Company or any Parent or Subsidiary, or (d) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company for the minimum amount required to be withheld or such greater amount that will not cause adverse accounting treatment for the Company or any Parent or Subsidiary. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.  TRANSFERABILITY. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award shall contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

15.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement (“Dividend Equivalent Rights”). After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions

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as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall be paid at the time such restrictions and risk of forfeiture lapse.

15.2   Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.  CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.  ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18.  REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Other than pursuant to Section 2.4, the Committee shall not without the approval of the Company’s stockholders, (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market

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Value of one Share in exchange for cash or another Award (other than in connection with a Corporate Transaction pursuant to Section 21), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

19.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/ or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.  NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21.  CORPORATE TRANSACTIONS.

21.1  Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, all Shares acquired under the Plan and all Awards will be subject to the agreement governing such Corporate Transaction. Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(a)     The continuation of the Award by the Company (if the Company is the surviving corporation).

(b)     The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

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(c)     The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d)     The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e)     A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

(f)      The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

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21.2  Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.  TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

24.  AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.  NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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26. INSIDER TRADING POLICY; CLAWBACK OR RECOUPMENT POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company. All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

27.  DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and countryspecific appendix thereto for grants to nonU.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment, unless other provided in an individual agreement with the Award recipient.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

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“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Shutterfly, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

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“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date this Plan is approved by the Company’s stockholders, the date of which shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c)     if none of the foregoing is applicable, by the Board or the Committee in good faith.

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“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“IRS” means the United States Internal Revenue Service

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12 of the Plan.

“Parent” has the same meaning as “parent corporation” in Section 424(e) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, index, or other companies, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

●	Profit Before Tax;

●	Sales;

●	Expenses;

●	Billings;

●	Revenue;

●	Net revenue;

●	Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

●	Operating income;

●	Operating margin;

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●	Operating profit;

●	Controllable operating profit, or net operating profit;

●	Net Profit;

●	Gross margin;

●	Operating expenses or operating expenses as a percentage of revenue;

●	Net income;

●	Earnings per share;

●	Total stockholder return;

●	Market share;

●	Return on assets or net assets;

●	The Company’s stock price;

●	Growth in stockholder value relative to a pre-determined index;

●	Return on equity;

●	Return on invested capital;

●	Cash Flow (including free cash flow or operating cash flows)

●	Balance of cash, cash equivalents and marketable securities;

●	Cash conversion cycle;

●	Economic value added;

●	Individual confidential business objectives;

●	Contract awards or backlog;

●	Overhead or other expense reduction;

●	Credit rating;

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●	Completion of an identified special project;

●	Completion of a joint venture or other corporate transaction;

●	Strategic plan development and implementation;

●	Succession plan development and implementation;

●	Improvement in workforce diversity;

●	Employee satisfaction;

●	Employee retention;

●	Customer indicators and satisfaction;

●	New product invention or innovation;

●	Research and development expenses;

●	Attainment of research and development milestones;

●	Improvements in productivity;

●	Bookings;

●	Working-capital targets and changes in working capital; and

●	Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition- related activities or changes in applicable accounting rules, provide for one or more, equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

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“Performance Unit” means a right granted to a Participant pursuant to Section 10 or Section 12, to receive Stock (or cash or a combination thereof), the payment of which is contingent upon achieving certain performance goals established by the Committee.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Shutterfly, Inc. 2015 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not

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more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

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Shutterfly Inc., 2800 Bridge Parkway, Redwood City CA 94065 | shutterflyinc.com

SHUTTERFLY INC

SHUTTERFLY, INC.
2800 BRIDGE PARKWAY
REDWOOD CITY, CA 94065

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1 To approve the Shutterfly, Inc. 2015 Equity Incentive Plan.	☐	☐	☐

NOTE: To conduct any other business properly brought before the meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000258821_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

SHUTTERFLY, INC.
Special Meeting of Stockholders - December 18, 2015
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey T. Housenbold and Michael Pope, and each of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned with all powers that the undersigned would possess if present at the Special Meeting of Stockholders of Shutterfly, Inc. to be held on December 18, 2015, 9:30 a.m. Pacific Standard Time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, and hereby authorizes each of them to represent and vote, as provided on the other side, all shares of Shutterfly, Inc. Common Stock that the undersigned is entitled to vote at the meeting, and, in their discretion, to vote upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given to vote at the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1.

Continued and to be signed on reverse side

0000258821_2 R1.0.0.51160